                                                                   Exhibit 10.37







                               AGREEMENT OF LEASE



                                     between



                           ANNOD CORP., not personally
                            but solely as trustee of
                               The Bayview Trust,

                                    Landlord




                                       and




                              Hewitt Associates LLC

                                     Tenant

                                TABLE OF CONTENTS

SECTION                                                                                    Page

        Lease Preamble ................................................................      4

 1.     Premises ......................................................................      6

 2.     Term ..........................................................................      6

 3.     The Base Rent .................................................................      6

 4.     Tax Rent ......................................................................      7

 5.     Operating Expense Rent ........................................................      9

 6.     Capital Expense Rent ..........................................................      9

 7.     Use ...........................................................................     11

 8.     Utilities and Services ........................................................     11

 9.     Parking .......................................................................     14

10.     Repairs .......................................................................     14

11.     Condition of Premises .........................................................     16

12.     Inspection and Entry by Landlord ..............................................     16

13.     Alterations ...................................................................     17

14.     Liens .........................................................................     17

15.     Covenants of Tenant ...........................................................     18

16.     Damage to Building ............................................................     18

17.     Insurance .....................................................................     19

18.     Non-Liability of Landlord .....................................................     20

19.     Indemnification ...............................................................     21

20.     Tenant Default ................................................................     21

21.     Remedies ......................................................................     22

22.     Subordination .................................................................     23

23.     Notices .......................................................................     23

                                       2      Real Estate/Newport Beach Lease(3)

24.     Quiet Enjoyment .................................................................   24

25.     Security Deposit ................................................................   24

26.     Brokerage .......................................................................   24

27.     Landlord's Inability to Perform .................................................   24

28.     Condemnation ....................................................................   25

29.     Assignment and Subletting .......................................................   25

30      Environmental Laws ..............................................................   26

31.     Parties Bound ...................................................................   27

32.     Estoppel Certificate ............................................................   27

33.     Holding Over ....................................................................   28

34.     Attorney's Fees .................................................................   29

35.     Waiver of Jury Trial ............................................................   29

36.     Waiver. .........................................................................   29

37.     Examination of Lease. ...........................................................   29

38.     Corporate Authority. ............................................................   29

39.     No Light, Air or View Easement. .................................................   30

40.     Miscellaneous ...................................................................   30

Exhibit A:     Rules and Regulations ....................................................   32

Exhibit B:     Building Holidays ........................................................   36

Exhibit C:     Legal Description ........................................................   37

Exhibit D:     Alterations to the Premises ..............................................   38

Exhibit E:     Operating and Capital Expense - Exclusions. ..............................   40

Exhibit F      Tenant's Options .........................................................   41

Exhibit G      List of Competitors Excluded from the Building ...........................   45

Exhibit H:     Estoppel Certificate .....................................................   46

Exhibit I:     Drawing of Demised Premises (Commencement Date - October 31, 2002) .......   47

Exhibit J:     Drawing of Demised Premises (November 1, 2002  and thereafter) ...........   48


                                        3     Real Estate/Newport Beach Lease(3)

Exhibit K:     Form of Subordination, Non-disturbance and Attornment Agreement .........    49


                                       4      Real Estate/Newport Beach Lease(3)

                                      LEASE

LEASE AGREEMENT DATED June 1, 2002 between ANNOD CORP., not personally but solely as trustee of The Bayview Trust ("Landlord"), having an office at 100 Bayview Circle, Newport Beach, CA 92660, and HEWITT ASSOCIATES LLC ("Tenant"), having an address at 100 Half Day Road, Lincolnshire, Illinois, 60069.


                                 LEASE PREAMBLE

                             BASIC LEASE PROVISIONS

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease should have only the meanings set forth in this Preamble, unless such meanings are expressly modified, limited or expanded elsewhere herein.

1.       Premises or Demised Premises:

         From the Commencement Date through October 31, 2002, approximately 152,344 square feet of "Net Rentable Area" (as measured by BOMA Standards ANSI Z65.1-1908, for calculating square feet plus 16% (as an add on factor)) located on the First, Third, Fourth and Sixth floors, together with all fixtures, equipment, improvements and installations attached thereto and designated Suite No. 100 in the building (the "Building") located at 100 Bayview Circle, Newport Beach, CA, in the County of Orange, California (the "Land"), a legal description of which is attached hereto and made a part hereof as Exhibit C. The location of the Demised Premises in the Building is described on the drawings which are attached hereto and made a part hereof as Exhibit I.

         Commencing November 1, 2002, the Demised Premised shall be the approximately 92,701 square feet of Net Rentable Area located on the First and Fourth floors, together with all fixtures, equipment, improvements and installations attached thereto and designated Suite No. 100 in the Building. The location of such Demised Premises in the Building is described on the drawings which are attached hereto and made a part hereof as Exhibit J.

2.       Commencement Date: June l, 2002.

3.       Expiration Date: May 31, 2017.

4.       Term: 15 years, subject to the extension described on Exhibit F.

5. Permitted Use: General office use and operations ancillary to general office use, including on-site food preparation and dining for Tenant's employees, invitees and guests.

6. Base Rent: Forty-One Million Nine Hundred Twenty-Three Thousand Five Hundred Three and 58/100 Dollars ($41,923,503.58) from the Commencement Date through the Expiration Date.

7. Base Rent Monthly Installment: Commencement Date through the Expiration Date as follows:

         Months     1 - 12   12 months Free Rent/1/
         Months     2 - 24   3 months Free Rent;
                             9 months at $ 214,741.87 per month ($1,932,676.80
                             for 9 months)
         Months    25 - 36   12 months at $ 220,110.41 per month ($2,641,324.96)
                             annually
-----------

/1/ No Rent, as defined in Section 3(b) is payable during, or with respect to, the Free Rent periods described in this paragraph 7 of the Lease Preamble.


                                       5      Real Estate/Newport Beach Lease(3)

     Months 37-48      12 months at $ 225,613.17 per month ($ 2,707,358.08)
                       annually

     Months 49-60      12 months at $ 231,253.50 per month ($ 2,775,042.03)
                       annually

     Months 61-72      12 months at $ 237,034.84 per month ($ 2,844,418.08)
                       annually

     Months 73-84      12 months at $ 242,960.71 per month ($ 2,915,528.54)
                       annually

     Months 85-96      12 months at $ 249,034.73 per month ($ 2,988,416.75)
                       annually

     Months 97-108     12 months at $ 255,260.60 per month ($ 3,063,127.17)
                       annually

     Months 109-120    12 months at $ 261,642.11 per month ($ 3,139,705.35)
                       annually

     Months 121-132    12 months at $ 268,183.17 per month ($ 3,218,197.98)
                       annually

     Months 133-144    12 months at $ 274,887.74 per month ($ 3,298,652.93)
                       annually

     Months 145-156    12 months at $ 281,759.94 per month ($ 3,381,119.25)
                       annually

     Months 157-168    12 months at $ 288,803.94 per month ($ 3,465,647.24)
                       annually

     Months 169-180    12 months at $ 296,024.03 per month ($ 3,552,288.42)
                       annually

8. Lower Level Storage: Tenant shall lease 4,428 sf of lower level storage (located in VIP parking area of Building at the rate of $1.00/sf/month throughout the Term of the Lease, invoiced by Landlord as Additional Rent. Tenant may reduce such storage space, from time to time, on one month's notice at any time during the term of the Lease. Once reduced, such square footage may not be increased without Landlord's reasonable consent. Any demising required by such reduction in leased storage space shall be at Tenant's sole cost and expense.

9. Late Charge: Five percent (5%) of the amount of the payment due if Base Rent is not received on the 5th business day of any calendar month, if after the 2nd time such late payment is received in any 24 month period during the Term.

10.  Base Year: The Base Year shall be June 1, 2002 - May 31, 2003.

11.  Security Deposit: Not applicable.

12.  Proportional Share:

     From the Commencement date through October 31, 2002, 48.08 % based on the Premises' Net Rentable Area (152,344 square feet) divided by Net Rentable Area of the Building (316,801 square feet).

     Thereafter, 29.26 % based on the Premises' Net Rentable Area (92,701 square feet) divided by Net Rentable Area of the Building.

13.  Procuring Broker: None.

14.  Parking Allotment:

     Parking charges are calculated on a per stall basis in accordance with a parking ratio of up to four (4) stalls per 1,000 usable square feet, as follows: 320 cars allowed:

     Structure (Non-Reserved) Stalls:  No  Charge for 180 months.

     Structure (Reserved) Stalls;      No Charge for 180 months. Spaces allotted
                                       shall not  exceed ten percent (10%) of
                                       total.

     VIP (under Building) Stalls;      No Charge for 180 months. Spaces allotted
                                       shall not exceed five percent (5%) of
                                       total.

     Visitor parking charges as of the Commencement Date are currently $.75 per 30-minute period after an initial 15-minute grace period. This rate may change, per market adjustments, but shall


                                       6      Real Estate/Newport Beach Lease(3)
     not exceed this rate during the initial fifteen years of the Term.

15. Building Operating Hours: 7:30 a.m. to 6:30 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m., Saturdays, excepting holidays generally recognized in the State of California.

16.  Tenant Improvement Allowance: None.

17. Option(s) to Extend: Provided that Tenant is not in default under the Lease and with not less than nine (9) months prior written notice, Tenant shall have two options to renew the Lease for an additional period of five (5) years each at 95% of Fair Market Value. See Exhibit F.

18.  Options to Expand: See Exhibit F.

19.  Option to Audit: See Exhibit F.

THE PARTIES HEREBY AGREE TO THE FOLLOWING TERMS AND CONDITIONS:

1.   Premises

     (a) The "Premises" shall consist of the area described in paragraph 1 of the Lease Preamble, subject to the change in configuration described therein.

     (b) The "Common Areas" of the Building shall be those parts of the Building and other improvements within and outside the Building designated by Landlord from time to time for the common use of all tenants, tenants' employees, customers and invitees, and includes among other facilities, corridors, lobbies, plazas, elevators (excluding the service elevator connecting the lower level parking area, first and fourth floors), delivery passages, drinking fountains, public toilets and washrooms, and parking garage, service buildings, loading areas, mechanical, electrical and telephone rooms, utilities and related facilities, sprinkler, fire detection and fire prevention, security equipment, duct shafts, storage areas and service areas and similar improvements operated, owned or maintained, in whole or in part, by Landlord, and located within or serving the Building and all parkways, drives, green-spaces, parks, fountains or other facilities owned, operated or maintained, in whole or in part, by Landlord, and located within or serving the Building or otherwise made available by Landlord for use by all tenants of the Building, all of which facilities shall be subject to Landlord's reasonable management and control and shall be operated and maintained for the benefit of all tenants in a first class manner. Tenant and its employees and invitees shall have the nonexclusive right to use the Common Areas, such use to be in common with Landlord, other tenants of the Building and other persons entitled to use the same.

2. Term. The Term of this Lease shall commence on the Commencement Date and expire on the Expiration Date, unless otherwise extended by one, or both, of Tenant's Option(s) to Renew.

3.   The Base Rent

     (a) Tenant shall pay Base Rent for the Premises in the amounts shown in paragraph 7 of the Lease Preamble. All installments of Base Rent are payable as described in paragraph 7 of the Lease Preamble in advance on the first day of each calendar month during the Term as described in paragraph 7 of the Lease Preamble, together with any monthly installments of estimated Tax Rent, Operating Expense Rent, and Capital Expense Rent (collectively "Total Monthly Rent"). If the Commencement Date is not the first day of the calendar month, or the Expiration Date is not the last day of the calendar month, the Total Monthly Rent shall be prorated based on a thirty (30) day month.

                                       7      Real Estate/Newport Beach Lease(3)

     (b) All amounts due or relating to Tenant's occupancy under this Lease, other than Total Monthly Rent, are due and payable within forty-five
          (45) days of receipt of Landlord's invoice for same. Such amounts include without limitation: annual reconciliations and retroactive charges of Tax Rent, Operating Expense Rent or Capital Expense Rent; orders for extra work; charges for extra utilities and services; and Late Charges (collectively "Additional Rent"). All amounts due under this Lease or relating to Tenant's occupancy, including without limitation, the Base Rent, the Total Monthly Rent, and Additional Rent (collectively, "Rent") are deemed to be rent, receivable as such, and subject to all remedies of Landlord for nonpayment of rent. Tenant's obligation to pay all amounts owing under this Lease shall survive Tenant's relinquishment of possession to Landlord, or the expiration or early termination of this Lease.

     (c) If all or any portion of any installment of Total Monthly Rent is not received when due, or if all or any portion of any item of Additional Rent is not received by Landlord pursuant to Section 3 (b), the Tenant shall pay to Landlord a "Late Charge" of five (5%) percent of the overdue amount. Landlord and Tenant agree that the Late Charge represents a fair and reasonable estimate of costs that Landlord will incur due to Tenant's late payment. Landlord's acceptance of a Late Charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any other rights and remedies available to Landlord under this Lease or pursuant to law.

     (d) All amounts due Landlord shall be paid by Tenant, without deduction or offset (except as set forth herein), in lawful money of the United States of America. Payments shall be made at the office of Landlord or to such other person or at such other place as Landlord notifies Tenant. Landlord reserves the right to require that payments be made by certified check or cash.

4.   Tax Rent

     (a) "Property Taxes" are defined as: all costs and expenses which Landlord has incurred or will incur for real and personal property taxes, or any other assessments upon Landlord's legal or equitable interest in the Land, Building, Common Areas and all or any related facilities and improvements (including, without limitation, leasehold taxes or other taxes or assessments levied in lieu of or in addition to), whether imposed by a government authority or agency, or by a special assessment district; any taxes resulting from a reassessment of the Building occasioned by any cause whatsoever, including, without limitation, any reassessment resulting from a conveyance of Landlord's interest in the Land, Building, or Common Areas (whether or not such transfer occurs before or after the Commencement Date), or by the determination of a court of competent jurisdiction that any law, regulation, statute, or constitutional provision purporting to limit tax increases is invalid in whole or in part; any non-progressive tax on or measured with respect to gross receipts from the rental of space in the Building; any user fees or charges assessed for any government services which were provided without cost prior to the imposition of Proposition 13; any assessment, tax, fee, charge, or levy for any transportation plan, fund, or system within the general geographic area of the Building; and, any reasonable expenses of Landlord in contesting any of the foregoing or the assessed valuation of the Land, Building, or Common Areas. Notwithstanding the foregoing, the definition of "Property Taxes" excludes any net income, franchise, capital stock, estate, or inheritance taxes. If an assessment is payable in installments, Property Taxes for the year shall include the amount of the installment due and payable during that year. For all other real estate taxes, Property Taxes for that year shall include the amount due and payable for that year. If a change in Property Taxes is obtained for any year of the Term, then Property Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment. In no event shall Landlord collect any amounts with respect to Property Taxes which would, when taken together with those amounts collected by Landlord from other tenants in the Building (and in the event the Building is less than 100% occupied, paid directly by Landlord), exceed 95% of the actual Property Taxes for any calendar year. Property Taxes shall not include (i) any

                                        8     Real Estate/Newport Beach Lease(3)
          late charges assessed due to Landlord's failure to timely pay taxes,
          (ii) taxes on or relating to inheritance, estate, succession, transfer, gift, franchise, net profits or income tax imposed by Landlord or agents of Landlord and (iii) any proprietary tax credits which inure by statute to the benefit of any tenant without benefit to Landlord. In addition, with respect to any assessments included within the term Property Taxes, where such assessments are or may by election be payable in installments over more than one calendar year, such assessments shall be allocated over the maximum period available under such election, irrespective of whether or over what period Landlord may in fact elect to pay such installments.

     (b) For each successive June 1-May 31 period during the Term after the Base Year ("Comparison Year"), Tenant shall pay to Landlord "Tax Rent," which shall be the Proportional Share of the amount, if any, which the aggregate annual Property Taxes for the Comparison Year exceeds the Property Taxes for the Base Year. Tax Rent is payable in the manner set forth in Section 3.(a). If this Lease terminates on a day other than the last day of the Comparison Year, Tax Rent for the Comparison Year shall be prorated on a thirty (30) day month basis.

     (c) As soon as practical after the beginning of each Comparison Year (but in no event later than 120 days after the close of the applicable Comparison Year), Landlord shall provide Tenant with an estimate of Property Taxes and Tax Rent for the Comparison Year. If the estimated Tax Rent for the Comparison Year is not determined until after the beginning of the Comparison Year, then Tenant shall continue to pay the monthly installments for the prior Comparison Year, if any, and shall retroactively pay any underpayment of estimated Tax Rent payable for the period from the beginning of the Comparison Year until the estimate was provided. As soon as practical after the end of each Comparison Year (but in no event later than 120 days after the close of the applicable Comparison Year), Landlord shall determine the Property Taxes incurred in the Comparison Year. If Tenant has underpaid its Tax Rent for the Comparison Year, then Tenant shall pay to Landlord the full amount of such deficiency as Additional Rent. If Tenant has overpaid its Tax Rent for the Comparison Year, the Landlord shall either credit the overpayment toward Tenant's next installment(s) of Total Monthly Rent or, if this Lease has terminated and Tenant is not in monetary or financial default, refund the overpayment to Tenant within thirty (30) days of determination.

     (d) If the value of the improvements in the Premises (regardless of whether such improvements were installed or paid for by Landlord or Tenant, or have been affixed to the real property to become a part thereof) exceed the value of improvements generally prevailing in other leased premises in the Building, then Tenant shall pay to Landlord as Additional Rent all Property Taxes levied on such excess value. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining such excess value, then such records shall be binding on Landlord and Tenant; otherwise, the actual cost of construction shall be determinative.

     (e) Tenant shall directly pay the taxing authority any tax levied against the personal property or trade fixtures of Tenant in or about the Premises. If Tenant fails to pay such tax before delinquency, then Landlord may pay such tax on behalf of Tenant (after providing Tenant with advance written notice and ten (10) days to cure), and the amount paid shall constitute Additional Rent due Landlord.

     (f) The calculation and payment of Tax Rent is separate, distinct, and shall not be affected by the calculation and payment of either Basic Monthly Rent, Operating Expense Rent, or Capital Expense Rent. Any item of cost or expense included as Property Taxes shall not be included as either Operating Expenses or Capital Expenses.

5.   Operating Expense Rent

                                        9     Real Estate/Newport Beach Lease(3)

     (a) "Operating Expenses" include, without limitation, costs and expenses for: all wages, salaries, benefits, payroll taxes, other similar government charges and other direct costs of personnel rendering services to the Building, whether or not situated in the Building, including, without limitation, Building managers and their assistants, clerical, accounting, and technical services personnel; utility charges and surcharges; janitorial, mechanical, security, landscaping, elevator, waste disposal, alarm maintenance, and other Building services; parking facility operation, maintenance and management; lighting; air conditioning; heating; ventilating; water and sewage charges; supplies; materials; tools; equipment; uniforms; operation, maintenance, and repair of systems and facilities; structural and non-structural repair; business licenses or similar licenses or taxes; insurance premiums, deductibles and related charges, whether required pursuant to this Lease or by any lien-holder or encumbrancer; professional fees and other expenses; reasonable property management fees, not in excess of 2.5% of the Building revenues, and the expenses of maintaining a Building management office, with rent imputed at Landlord's scheduled rate for the building containing the office. Operating Expenses excludes those items described on Exhibit E attached hereto.

     (b) "Operating Expenses" are calculated as if the Building were ninety-five percent (95%) occupied and all services were provided to the entire Building.

     (c) For each Comparison Year, Tenant shall pay to Landlord "Operating Expense Rent," which shall be Tenant's Proportional Share of the amount, if any, by which the aggregate annual Operating Expenses for the Comparison Year exceed the Operating Expenses for the Base Year. Operating Expense Rent is payable in the manner set forth in Section 3.(a). If this Lease terminates on a day other than the last day of the Comparison Year, then Operating Expense Rent for the Comparison Year shall be prorated on a thirty (30) day month basis.

     (d) As soon as practical after the beginning of each Comparison Year (but in no event later than 120 days after the close of the applicable Comparison Year), Landlord shall provide Tenant with Landlord's estimate of Operating Expenses and Operating Expense Rent for the Comparison Year. During the Comparison Year, Tenant shall pay Landlord's estimated Operating Expense Rent in equal monthly installments on or before the first day of each month. If the estimated Operating Expense Rent for the Comparison Year is not determined until after the beginning of the Comparison Year, then Tenant shall continue to pay the monthly installments for the prior Comparison Year, if any, and shall retroactively pay any underpayment of estimated Operating Expense Rent payable for the period from the beginning of the Comparison Year until the estimate was provided. As soon as practical after the end of each Comparison Year (but in no event later than 120 days after the close of the applicable Comparison
          Year), Landlord shall determine the Operating Expenses incurred in the Comparison Year. If Tenant has underpaid its Operating Expense Rent for the Comparison Year, then Tenant shall pay to Landlord the full amount of such deficiency as Additional Rent. If Tenant has overpaid its Operating Expense Rent for the Comparison Year, then Landlord shall either credit the overpayment toward Tenant's next installment(s) of Total Monthly Rent or, if this Lease has terminated and Tenant is not in default, refund the overpayment to Tenant within thirty (30) days of determination.

     (e) The calculation and payment of Operating Expense Rent is separate, distinct, and shall not be affected by the calculation and payment of either Basic Monthly Rent, Tax Rent, or Capital Expense Rent. Any item of cost or expense included as Operating Expenses shall not be included as either Property Taxes or Capital Expenses.

6.   Capital Expense Rent

     (a) "Capital Expenses" are defined as all costs and expenses which Landlord has incurred or will incur (without offset for any revenue derived from any source whatsoever) in the making or


                                      10      Real Estate/Newport Beach Lease(3)
          installation of capital improvements, modifications, or additions to the Land, Building, Common Areas, and/or the machinery, equipment, and facilities related thereto, either:

          (i) Required by directive of a government, quasi-government, or regulatory agency or authority pursuant to either a law or statute newly enacted after the Commencement Date, or a regulatory interpretation of a law or statute existing as of the Commencement Date, which regulatory interpretation is newly promulgated after the Commencement Date and is materially different than the existing regulatory interpretation;

          (ii) Made with the intent of reducing Operating Expenses (but only to the extent such capital improvement actually reduces Operating Expenses); or

          (iii) Deemed reasonably necessary by Landlord to maintain the quality, integrity and/or Class "A" character of the Land, Building, Common Areas and/or the machinery, equipment and facilities related thereto.

          Capital Expenses excludes those items described on Exhibit E attached hereto.

     (b) During the Term, Tenant shall pay Landlord "Capital Expense Rent," which shall be the Proportional Share (or any other proportion, in Landlord's reasonable discretion, which equitably distributes either Capital Expenses or Capital Expense Rent among tenants) of any Capital Expenses amortized over such reasonable period as Landlord shall reasonably determine with a return on capital at the current market rate per annum on the un-amortized balance or at such higher rate as may have been paid by the Landlord. Capital Expense Rent is payable in the manner set forth in Section 3.(a). If this Lease commences or terminates on a day other than the first or last day of a calendar year, Capital Expense Rent for the year shall be prorated on a thirty
          (30) day month basis.

     (c) As soon as practical after the beginning of each Comparison Year (but in no event later than 120 days after the beginning of each Comparison
          Year), Landlord shall provide Tenant with Landlord's estimate of the Capital Expenses and Capital Expense Rent for the Comparison Year. During the Comparison Year, Tenant shall pay Landlord's estimated Capital Expense Rent in equal monthly installments on or before the first day of each month. If the estimated Capital Expense Rent for the Comparison Year is not determined until after the beginning of the Comparison Year, then Tenant shall continue to pay the monthly installments for the prior Comparison Year, if any, and shall retroactively pay any underpayment of estimated Capital Expense Rent payable for the period from the beginning of the Comparison Year until the estimate was provided. As soon as practical after the end of each Comparison Year (but in no event later than 120 days after the beginning of each Comparison Year), Landlord shall determine the Capital Expenses incurred, allocated, or amortized in the calendar year. If Tenant has underpaid its Capital Expense Rent for the Comparison Year, then Tenant shall pay to Landlord the full amount of such deficiency as Additional Rent. If Tenant has overpaid its Capital Expense Rent for the Comparison Year, then Landlord shall either credit the overpayment toward Tenant's next installment(s) of Total Monthly Rent or, if this Lease has terminated and Tenant is not in monetary or financial default, refund the overpayment to Tenant within thirty (30) days of determination.

     (d) The calculation and payment of Capital Expense Rent is separate, distinct, and shall not be affected by the calculation and payment of either Basic Monthly Rent, Tax Rent, or Operating Expense Rent. Any item of cost or expense included as Capital Expenses shall not be included as either Property Taxes or Operating Expenses.

7.   Use

                                      11      Real Estate/Newport Beach Lease(3)

     (a) Tenant agrees that the Permitted Use is a material provision of this Lease. Tenant may use the Premises solely for the Permitted Use and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Any consent by Landlord to a change of use by Tenant shall not be deemed a waiver of Landlord's right to withhold its consent to any subsequent proposed change of use.

     (b) Tenant shall, at Tenant's sole cost and expense, comply with all certificates, rules, directives, orders, and regulations of any public authority (including Federal, State, County, and Municipal authorities) which concern Tenant's specific use or occupancy of the Premises. Tenant shall discontinue any violating use upon Landlord's demand. If Tenant does not discontinue such violation, such violation shall constitute a default under this Lease (after the expiration of the applicable cure period). Notwithstanding the foregoing, the Tenant shall not be responsible for making any capital improvements to the Building or the Premises as a result of such laws except to the extent required by Section 6 or to the extent that capital improvements to the Premises are required due to Tenant's particular use or occupancy of the Premises.

     (c) Tenant shall not do or permit anything to be done which will invalidate or materially increase the cost of any insurance policy covering the Land, Building, Common Areas, or equipment, property, and facilities therein (provided Tenant has received written notice of such insurance policy requirements). Tenant shall comply with all rules, orders, regulations, and requirements of any insurance fire rating bureau or any other organization performing a similar function. Tenant shall, upon Landlord's demand, reimburse Landlord for any additional insurance premiums which may be incurred due to Tenant's failure to comply with this Lease.

     (d) Tenant shall not do or permit anything to be done which will constitute a nuisance, or obstruct, injure, or interfere with the rights of other tenants or occupants of the Building. The Premises shall not be used for any lodging, sleeping, or unlawful purpose.

     (e) Tenant shall not mortgage, hypothecate, pledge or encumber this Lease in whole or in part.

     (f) Tenant shall not permit any signs, lettering or advertising matter to be erected or attached to the Premises (except as provided in Exhibit F attached hereto).

     (g) Tenant shall not encumber or obstruct the Common Areas surrounding the Premises nor cause the same to be encumbered or obstructed, nor encumber or obstruct any access ways to the Premises, nor cause same to be encumbered or obstructed, except that same may be temporarily obstructed on move-in and move-out, provided that the same is coordinated with the Building Manager.

     (h) Landlord agrees to comply with and to cause the Building and the Building's common areas to be in compliance at all times with all laws, including, without limitation, the Americans with Disabilities Act, and all regulations or amendments promulgated thereunder, in connection with Landlord's responsibility for repair and maintenance of the Building, the operation, repair, maintenance, and accessibility of the Building, and as applicable to Landlord's obligations under any other relevant provisions of this Lease.

8.   Utilities and Services

     (a)  Landlord shall provide Tenant with the following services twenty-four
          (24) hours a day, every day of the year:

          (i) Access to the Building, Common Areas (including the parking facility) and Premises;

                                      12      Real Estate/Newport Beach Lease(3)

          (ii)  Reasonable quantities of electric current receptacles;

          (iii) Water for lavatory and drinking purposes;

          (iv) Automated elevator service (a minimum of one elevator will be available).

          (v) Security services generally provided at comparable first-class office buildings in the Newport Beach/John Wayne Airport area;

          (vi) Electrical energy to meet Tenant's ordinary business needs for all purposes, which shall be an average connected load of up to 4 watts of electric consumption per square foot of rentable area; and

          (vii) Chilled water to Tenant's 24 hour air conditioning equipment in Tenant's datacomm room.

     (b) Landlord shall provide Tenant with the following services during Business Hours:

          (i) Heat, ventilation, or air conditioning as may be required for the comfortable use and occupation of the Premises as generally furnished at comparable first-class office buildings in the Newport Beach/John Wayne Airport area;

          (ii)  Standard fluorescent lighting; and

          (iii) Janitorial and lobby attendant services to the extent and during such times (but not less than five (5) days per week, excluding holidays) as are determined by Landlord, but in no event at a level of service less than those janitorial and lobby attendant services.

     (c) Notwithstanding the provisions of Section 8.(a.), Landlord may: restrict access to the Premises while making any repairs, alterations, or improvements to the Premises (to the extent such repairs, alterations or improvements are permitted or required to be made by Landlord under this Lease), Common Areas, or Building; make reasonable nondiscriminatory changes to the access, utilities, and services Landlord is obligated to provide hereunder; make such changes in the access, utilities, and services Landlord is obligated to provide hereunder as may be reasonable and necessary to comply with any government restriction, requirement, or standard relating thereto; or prevent access, or curtail utilities or services to the Land, Building, Common Areas, or Premises during any invasion, mob action, riot, public excitement, or other circumstances rendering such action advisable, in Landlord's reasonable opinion. Any such actions taken by Landlord under this Section 8.(c), are conditioned upon (i) Landlord providing Tenant with reasonable advance notice, and (ii) Landlord using best efforts to not interfere with Tenant's use or occupancy of the Premises and access thereto.

     (d)  If Tenant either:

          (i) Requires or uses more utilities or services than Landlord has agreed to furnish as described above;

          (ii) Requires utilities or services that are not generally provided to the Building during non-Operating Hours; or

          (iii) Has special water, electric, cooling, or ventilation needs due to concentration of personnel, or the use of office equipment, devices, or machines which consume power or generate heat in excess of a personal computer or electric office typewriter (which may include, without limitation, communications equipment, main-frame or mini-

                                       13     Real Estate/Newport Beach Lease(3)
               computers, or photocopiers);

          then Landlord shall make available such utilities or services and Tenant shall pay, as Additional Rent, the charge for such use, as reasonably determined by Landlord. Landlord may further require Tenant, at Tenant's sole cost and expense, to install separate circuitry or meters to accommodate and/or measure Tenant's demand if Landlord substantiates such excessive usage of electrical power exceeding 4 watts per rentable square feet over a random 7 continuous calendar days (non-holiday). Such tests would be conducted by a qualified professional electrical engineer or, by an engineering testing service with such results validated by a qualified professional electrical engineer. Such tests would be the Landlord's sole cost if such results do not demonstrate excessive electrical usage as defined above or, at Tenant's sole cost if Tenant challenges Landlord's right to conduct such survey and such results do demonstrate excessive electrical usage as defined above.

          Without limiting anything to the contrary contained herein, Landlord shall also provide the following services:

          (iv) Window washing of the inside and outside windows in the Building's perimeter walls at intervals to be determined by Landlord, but not less than four (4) times per year; and

          (v) Freight elevator services at all times for normal office deliveries subject to scheduling by Landlord (but no advance scheduling shall be required for scheduling such service during Operating Hours). Tenant shall be billed for all freight elevator maintenance services at Landlord's actual cost. Freight elevators and loading docks shall be manned, open and accessible at all times. For purposes of this Section 8.(d)(v), the freight elevators do not include the service elevator connecting the First and Third floors of the Premises used exclusively by Tenant.

     (e) Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to stop or interrupt any heating, lighting, ventilating, air conditioning, gas, steam, power, electricity, water or other service and to stop or interrupt the use of any Building facilities at such times to the extent necessary and for as long as may reasonably be required by reason of accidents, strikes, or the making of repairs, alterations or improvements or inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies, or by reason of another cause beyond the reasonable control of Landlord. Landlord agrees that all necessary repairs shall be made as expeditiously as possible and that Landlord shall use all reasonable efforts to schedule same so as to minimize any interruption of service or use, as the case may be, to Tenant. However, if such events, as described above, occur (regardless if such events were in Landlord's control), such stoppage or interruption, shall entitle Tenant to an abatement of Rent or other compensation, but limited only to the affected area(s) of the Premises where such stoppage or interruption prohibits Tenant from occupying those rentable square foot portions of the Premises, over the time such areas remain affected. In addition, if such stoppage or interruption continues for a period of forty-five (45) consecutive days or for more than sixty (60) days in the aggregate in any twelve
          (12) month period, then Tenant shall have the right to terminate this Lease by giving written notice thereof to Landlord; such termination to be effective as of the date set forth in said notice.

     (f) Landlord will, at the request of Tenant, maintain a listing on the directory located in the Building lobby of the name of Tenant. Landlord shall not be required to list the names of any individuals on said Building directory.

     (g) In the event Tenant is not satisfied with Landlord's janitorial services, Tenant shall have the right to (i) cancel such service as to the Premises, and (ii) retain, at Tenant's sole cost and expense, a janitorial service company to perform janitorial services to the Premises. In such

                                       14     Real Estate/Newport Beach Lease(3)
               event, the pro-rated costs of janitor service shall not be included in the determination of Operating Expenses.

9.   Parking

     (a) Tenant shall have a revocable license to park, in common with other tenants, up to Tenant's Parking Allotment of automobiles in the parking facility of the Building, as stated in paragraph 14 of the Lease Preamble, subject to Exhibit E and the following:

          (i) Tenant shall pay Landlord the parking rates as stated in paragraph 14 of the Lease Preamble at such time and in such manner as Landlord may, from time to time, establish for tenants of the Building;

          (ii) Tenant shall not be in default of this Lease (after the expiration of all notice and cure periods);

          (iii) Tenant shall abide by any reasonable rules and regulations for use of the parking facilities that Landlord establishes from time to time, and shall use the parking facility in a safe and lawful manner;

          (iv) Tenant and Tenant's employees, contractors, and invitees may be required to use attended or tandem parking;

          (v) No bailment shall be created hereunder or by any use of the parking facility; and

          (vi) Tenant hereby releases Landlord and Landlord's agents, servants, employees, and independent contractors from all claims for loss or damage (including, without limitation, vandalism, and theft) arising out of or related to use of the parking facility (except to the extent caused by the negligence or willful misconduct of Landlord or Landlord's agents, servants, employees or independent contractors).

          If Tenant violates any of these terms and Tenant fails to correct such violations within ten (10) days after receipt of written notice, Landlord may revoke the license to the extent that Landlord deems reasonable and necessary, without liability to Tenant. Tenant's license shall terminate concurrently with the termination of this Lease.

10.  Repairs

     (a) Except as provided in Section 10.(b), Tenant shall, at Tenant's sole cost and expense, keep the Premises in good condition and repair. In particular, above Building standard improvements which are fully contained in the Premises or exist outside the Premises, but were installed or are maintained to exclusively serve the Premises (including, without limitation: the service elevator dedicated to Tenant and the Demised Premises which connects the lower level parking area, the first and fourth floors, interior glass panels and partitions; executive lavatories, showers, toilets and basins; kitchen facilities; package unit heating, ventilation and air conditioning systems; and each of the foregoing improvements' respective mechanical, plumbing and electrical connections to the base Building systems). Tenant shall use Landlord or Landlord's approved subcontractors for all work related to the mechanical, plumbing, heating, ventilation, air conditioning, electrical, lighting, energy management, and fire/life safety systems; and, such work may be performed in an emergency (defined in Section 12.(b)) without prior demand upon Tenant with the contractor's charge for same payable by Tenant to Landlord as Additional Rent. Notwithstanding the foregoing, Tenant shall not be responsible for making capital expenditures in connection with such repairs unless (i) required by Section 6, (ii) such repairs relate to

                                       15     Real Estate/Newport Beach Lease(3)
          improvements installed by or on behalf of Tenant, or (iii) are necessitated by Tenant's acts or omissions.

     (b) Landlord shall, at Landlord's cost and expense (except to the extent such costs constitute Operating Expenses or Capital Expenses), repair and maintain the Common Areas, structural portions and the roof of the Building (including the parking garage), and all basic mechanical, electrical, plumbing, heating, ventilation, and air conditioning systems providing service to all tenants in the Building. Payment of such expenses by Tenant to Landlord shall be subject to Sections 5 and 6 of this Lease. Notwithstanding the foregoing, if any such maintenance or repair is caused in part or in whole by the negligence or willful misconduct of Tenant, its agents, servants, employees, licensees, or invitees, then Tenant shall pay to Landlord as Additional Rent all charges for such maintenance and repairs. Tenant shall take all necessary action to prevent any additional or future damage which Landlord believes may be caused by Tenant, its agents, servants, employees, licensees, or invitees (whether as an isolated incident or as a continuous course of conduct, or whether individually or as a group), and Tenant's failure to take such action shall be a material breach of this Lease (after the expiration of applicable notice and cure periods).

     (c) Provided Landlord uses reasonable efforts to minimize interference with Tenant's use of the Premises, Landlord reserves the right to:

          (i) Install, repair, maintain, relocate, or replace plumbing, electrical, HVAC, and other mechanical systems above the ceiling, below the floor, within the walls and central core;

          (ii) Temporarily close the Common Areas or Building for maintenance, repair, improvement, or alteration of the Building or Common Areas, or make changes to the Common Areas, including, without limitation, changes affecting ingress, egress, traffic flow, landscaping, and parking facilities; and

          (iii) Perform such other acts or make such other changes to the Building and Common Areas that Landlord may deem appropriate.

     (d) Landlord shall not be liable to Tenant for any failure by Landlord to perform the repairs and maintenance required of Landlord hereunder, unless such failure persists for an unreasonable time after the earlier of (i) Tenant notifies Landlord in writing of the specific need for such repairs or maintenance or (ii) Landlord otherwise becomes aware of such repair or maintenance. There shall be no abatement of Rent and no liability of Landlord by reason of any injury to, or interference with, Tenant's business arising from the making of any repairs, alterations, or improvements in or to any portion of the Building, Common Areas, or Premises. Tenant waives any right to make repairs at Landlord's expense pursuant to California Civil Code section 1942 or any similar law, statute, or ordinance. Notwithstanding anything to the contrary contained in this Lease, in the event Landlord fails to make such repairs (regardless if such failure is beyond the reasonable control of Landlord) and such failure renders the Premises or any material portion thereof untenantable or unsuitable for the conduct of Tenant's business for a period of more than three (3) consecutive business days, then all monetary obligations under this Lease shall abate from and after such three (3) day period until the Premises is again rendered tenantable and suitable for the conduct of Tenant's business therefrom. In addition, in the event Landlord fails to make such repairs and such failure renders the Premises or any material portion thereof untenantable or unsuitable for the conduct of Tenant's business for a period of forty-five (45) consecutive days or more, or for more than forty-five
          (45) days in the aggregate in any twelve (12) month period, then Tenant shall have the right to terminate this Lease by giving written notice thereof to Landlord at any time until the Premises is again rendered tenantable and suitable for the conduct of Tenant's business therein; such termination to be effective as of

                                       16     Real Estate/Newport Beach Lease(3)
          the date set forth in said notice.

11.  Condition of Premises

     (a) Tenant accepts the Premises as being in good order, condition, and repair. Except as may be expressly set forth in this Lease, Tenant acknowledges that neither Landlord, nor any employee, agent, or contractor of Landlord has made any representation or warranty concerning the Land, Building, Common Areas, or Premises, or the suitability of same for the conduct of Tenant's business.

     (b) Upon the expiration of the Term or earlier termination of this Lease, Tenant shall relinquish possession of the Premises to Landlord in the same condition as received, ordinary wear and tear and damage by fire or other casualty (as described in Section 16) excepted, free of all trash and rubbish, and in broom clean condition. Tenant shall have no obligation to remove any leasehold improvements made to the Premises by or on behalf of Tenant. If Tenant fails to remove its personal property upon expiration of the Term and Landlord has provided Tenant with notice and ten (10) business days to cure such failure, Landlord may dispose of any personal property remaining in the Premises in accordance with California Civil Code section 1980, et seq., and shall be entitled to recover all reasonable costs and expenses incurred in such disposal, including Landlord's reasonable attorneys' fees and costs.

12.  Inspection and Entry by Landlord

     (a) Tenant agrees to permit Landlord and Landlord's agents, employees or other representatives, upon reasonable telephonic notice and without unreasonable interference with the normal conduct of Tenant's business, (i) to show the Premises to any lessor under any underlying lease or ground lease or any mortgagee or any persons wishing to purchase the same, and (ii) Tenant agrees that on and after the ninth month next preceding the expiration of the Term hereof, Landlord or Landlord's agents, employees or other representatives shall have the right to show the Premises to prospective tenants and to post exterior ground level signs indicating the availability of the Premises for lease.

     (b) Tenant agrees that Landlord and Landlord's agents, employees or other representatives, shall have the right to enter into and upon the Premises or any part thereof, at all reasonable hours upon reasonable telephonic notice and without unreasonable interference to the normal course of Tenant's business (except in the event of an emergency, in which event Landlord, its agents, employees or other representatives may enter regardless of the hour and without notice), for the purpose of examining the same or reading meters, or performing maintenance or making such repairs or alterations therein as may be necessary for the safety and preservation thereof. This clause shall not be deemed to be a covenant by Landlord nor be construed to create an obligation on the part of Landlord to make such inspection or repairs.

     (c) Landlord shall at all times have a key with which to unlock all of the doors in and to the Premises, excepting Tenant's vaults and safes. If Tenant changes locks on any doors without Landlord's prior written consent, Landlord shall have the right, after providing Tenant with written notice and twenty-four (24) hours to provide Landlord with keys to such doors, to enter the Premises, remove, change, and/or replace such locks, repair any damage, and restore the Premises, and charge Tenant all expenses incurred in accomplishing the foregoing as Additional Rent.

     (d) There shall be no abatement of Rent and no liability of Landlord by reason of any injury to, or interference with Tenant's business arising from any entry performed by Landlord in a good

                                       17     Real Estate/Newport Beach Lease(3)
          faith attempt to comply with the terms of this Section. Any such good faith entry shall not constitute an eviction, or a forcible or unlawful entry, or detainer of the Premises.

13.  Alterations

     (a) All alterations, installations, decorations, or additions or other improvements ("Alterations"), which shall be made by, or on behalf of Tenant in, or to the Premises shall require Landlord's prior written consent, which shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant may make Alterations without Landlord's consent so long as such Alterations are consistent with the quality, integrity and/or character of the Building and do not cost Tenant more than $50,000.00. In any case, Tenant shall give Landlord prior written notice of not less than ten (10) business days of any proposed Alterations with copies of proposed plans. All such Alterations shall be done at Tenant's sole expense and must be administered by Tenant's construction manager or, if requested by Tenant, the Building's designated project manager at a not-to-exceed 2.5% of total project costs (including design, permits, and fees). Landlord's consent shall not affect Tenant's liability therefor and Tenant agrees to indemnify, defend and hold harmless Landlord from any and all costs, expenses, claims, causes of action, damages, and liabilities of any type or nature whatsoever (including but not limited to attorneys' fees and costs of litigation) arising out of or relating to the making of Alterations by Tenant.

          Landlord may impose any reasonable condition upon issuing Landlord's consent (including, without limitation; obtaining the consent of any mortgagee, encumbrancer, lender, or ground lessee; providing Landlord with working drawings, specifications, and estimated costs; providing Landlord with verification of all required permits or approvals; and, obtaining a waiver of lien.)

     (b) Tenant shall use Landlord's designated contractors for all Alterations affecting basic Building mechanical, electrical, plumbing, heating, ventilation, and air conditioning systems (provided such contractors offer competitive rates for such work); and, shall otherwise use licensed, qualified contractors and subcontractors which shall carry course of construction, products liability, completed operations, worker's compensation, and public liability insurance in amounts satisfactory to Landlord, naming Landlord as an additional insured. Alterations shall be performed at the times and in the manner reasonably specified by Landlord, and shall not interfere with access or use of the Common Areas or other premises. Tenant shall supply as-built drawings to Landlord upon completion of the Alterations.

     (c) All permanent improvements to the Premises and Leasehold Improvements (including, without limitation, floor and wall coverings, blinds, drapes, built-in millwork, shelving, doors, locks, paneling and the like, shall become the property of Landlord upon the termination of this Lease and shall be relinquished with the Premises.

     (d) The terms of Exhibit D shall apply to alterations to the Premises controlled by Tenant.

14.  Liens

     Tenant shall keep the Land, Building, and Premises free from any liens resulting from work performed, materials furnished, or obligations incurred by, or on behalf of, Tenant. Tenant shall promptly discharge any such lien by bond or otherwise. If Tenant fails to discharge or bond over any such lien within thirty (30) days after Landlord's written demand, then Landlord may discharge the lien (provided that such discharge shall not interfere with Tenant's relationship with the lienholder/contractor) and charge Tenant as Additional Rent all costs and expenses reasonably incurred by Landlord to do so, including attorneys' fees and costs.

                                       18     Real Estate/Newport Beach Lease(3)

15.  Covenants of Tenant

     Tenant covenants and agrees that Tenant will:

     (a) Faithfully observe and comply with the Rules and Regulations annexed hereto and made a part hereof as Exhibit A and such additional reasonable rules and regulations as Landlord hereafter at any time or from time to time may communicate in writing to Tenant, and which, in the reasonable judgment of Landlord, shall be necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building; provided, however, that in the case of any conflict between the provisions of this Lease and any such rule or regulation, the provisions of this Lease shall control. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of any rule or regulation by any other tenant, its employees, agents, visitors, invitees, subtenants or licensees. Notwithstanding the above, Landlord agrees to use its best efforts to enforce the Rules and Regulations against any other tenant who Tenant notifies Landlord is violating same, which notification shall be in writing and shall specify the nature of the rule or regulation violation that is occurring.

     (b) Tenant, at Tenant's expense, shall promptly comply with all laws, rules, regulations and ordinances, of all governmental authorities or agencies having jurisdiction over the Premises, and of all insurance bodies (including, without limitation, the Board of Fire Underwriters), at any time duly issued or in force, applicable to Tenant's specific use of the Premises.

16.  Damage to Building

     (a) In the event that the Building or any of the equipment affixed thereto or stored therein should be damaged as a result of any act of Tenant, its agents, servants, employees, invitees or contractors, Tenant shall, within thirty (30) days after written demand, pay to Landlord the cost of all required repairs, including structural repairs.

     (b) If all or any part of the Premises is damaged by fire or other casualty, Tenant shall promptly notify Landlord in writing. During any period of time that all or a material portion of the Premises is rendered untenantable as a result of a fire or other casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant. Landlord shall have the right to terminate this Lease if: (i) the Building shall be damaged so that, in Landlord's reasonable judgment, substantial alteration or reconstruction of the Building shall be required (whether or not the Premises has been damaged) and such alteration or reconstruction is not reasonably possible to complete within one year after such damage or destruction (as determined in accordance with Section 16(c)); (ii) Landlord is not permitted by law to rebuild the Building in substantially the same form as existed before the fire or casualty; or
          (iii) the Premises have been materially damaged and there is less than one (1) year of the Term remaining on the date of the casualty and such damage is not reasonably possible to be repaired within ninety
          (90) days after such damage or destruction (as determined in accordance with Section 16(c)); provided, however, if Tenant has exercised an Option to Extend before such damage, the Term shall be deemed to be extended pursuant to the Option to Extend and Landlord will not have the right to terminate the Lease. Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within sixty (60) days after the date Landlord delivers to Tenant the Completion Estimate (as hereinafter defined). In addition to Landlord's rights to terminate as provided herein, Tenant shall have the right to terminate this Lease if: (iv) a substantial portion of the Premises has been damaged by fire or other casualty and such damage cannot reasonably be repaired within sixty (60) days after the date of such fire


                                       19     Real Estate/Newport Beach Lease(3)
          or other casualty; (v) there is less than one (1) year of the Lease Term remaining on the date of such casualty; (vi) the casualty was not caused by the negligence or willful misconduct of Tenant or its agents, employees or contractors; and (vii) Tenant provides Landlord with written notice of its intent to terminate within thirty (30) days after the date of the fire or other casualty. If neither Landlord nor Tenant elect to terminate this Lease, Landlord shall promptly commence and proceed with reasonable diligence to repair and restore the Building. However, in no event shall Landlord be required to spend more than the insurance proceeds received by Landlord or those that would have been received had Landlord carried the insurance required to be carried hereunder. Landlord and Tenant hereby waive the provisions of any law relating to the matters addressed in this Section, and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease.

     (c) If all or any portion of the Premises shall be made untenantable for Tenant's business purposes by fire or other casualty, Landlord shall, with reasonable promptness but in no event later than the 30th day after the fire or casualty occurred, cause an architect or general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises and make the Premises tenantable again, using standard working methods ("Completion Estimate"). If the Completion Estimate indicates that the Premises cannot be made tenantable within one (1) year from the date the repair and restoration is started, then regardless of anything in this Section to the contrary, either party shall have the right to terminate this Lease by giving written notice to the other of such election within thirty (30) days after receipt of the Completion Estimate.

     (d) In addition, if the Premises and the Building are not repaired and restored as required herein within thirty (30) days after the date Landlord estimated in the Completion Notice, Tenant shall have the right to terminate this Lease by giving Landlord written notice thereof at any time thereafter so long as such notice is delivered by Tenant prior to completion of such repairs and restoration by Landlord.

     (e) For purposes of this Section, any fire or casualty which prevents reasonable access and adequate elevator service to the Premises or the lobby of the Building shall be deemed to have caused the Premises to become untenantable. In addition, Tenant shall be permitted a reasonable amount of time after delivery of the Premises to Tenant to repair damage to Tenant's improvements, furniture, chattels and trade fixtures before Tenant is obligated to pay the full amount of Base Rent and Additional Rent.

17.  Insurance

     (a) Landlord agrees that throughout the Term Landlord shall insure the Building against fire and other risks of casualty commonly insured against in an amount at least as great as that amount that Landlord reasonably believes to be the full replacement value of the Building, less foundations and footings.

     (b) Tenant shall, at Tenant's sole cost and expense, but, except to the extent prohibited by law with respect to worker's compensation insurance, for the mutual benefit of Landlord and Tenant and any Additional Insured (as hereinafter defined) or any other additional insured as Landlord may from time to time reasonably determine, maintain or cause to be maintained (i) comprehensive general liability insurance, including but not limited to, Premises, bodily injury, personal injury, and contractual liability, coverages for any and all or injury resulting from any act or omission on the part of Tenant or Tenant's contractor's, licensees, agents, visitors or employees, on or about the Premises including such claims arising out of the construction of improvements on the Premises, such insurance to afford protection to the limit of not less than Three Million Dollars ($3,000,000.00) in respect to injury or death to any one person or to any number of persons or property damage arising out of a single occurrence; (ii) worker's

                                       20     Real Estate/Newport Beach Lease(3)
          compensation insurance covering all persons employed in connection with the construction of any improvements by Tenant and the operation of its business upon the Premises and (iii) "all risk" coverage on all of Tenant's personal property, including, but not limited to, standard fire and extended coverage insurance with vandalism and malicious mischief endorsements on all Tenants improvements and alterations in or about the Premises, to the extent of their full replacement value. All such insurance shall, to the extent permitted by law, name Landlord, its employees, agents, other representatives, successors and assigns as additional insureds (other than Landlord, the "Additional Insureds") and shall be written by a good and solvent insurance carrier authorized to do business in the State of California.

     (c) Prior to the Commencement Date, and at least thirty (30) days prior to the expiration date of any policy, Tenant shall furnish evidence of such insurance to Landlord. Such insurance shall be in form reasonably satisfactory to Landlord and without limitation, shall provide that no cancellation or lapse thereof or change therein shall be effective until after thirty (30) days' written notice to Landlord at the address specified in Section 23 of this Lease. Tenant waives all rights of recovery against Landlord and the Additional Insureds for any loss, damages, or injury of any nature whatsoever to property or persons for which the Tenant is insured, except that Tenant does not waive any rights it may have to recover against any party for any loss, damages or injury to persons to the extent caused by the negligence or willful misconduct of such party.

     (d) During the Term of this Lease, Landlord and Tenant shall maintain in effect in each insurance policy required under this Lease that relates to property damage a waiver of subrogation to the extent reasonably obtainable at normal premium rates in favor of Landlord and the Additional Insureds from its then current insurance carriers, and shall at all times furnish evidence of such currently effective waiver to each other. Such waiver shall be in a form reasonably satisfactory to the other party and without limitation, shall provide that no cancellation or lapse thereof or change therein shall be effective until after thirty (30) days' written notice to such other party at the address specified in Section 23 of this Lease.

     (e) Each insurance policy required to be maintained under this Lease shall state that:

          (i) with respect to the interest of Landlord and the Additional Insureds the insurance maintained pursuant to each such policy shall not be invalidated by any action or inaction of Tenant and shall insure Landlord and the Additional Insureds regardless of any breach or violation of any warranties, declarations, conditions or exclusions by Tenant.

          (ii) all provisions of each such insurance policy, except for the limits of liability, shall operate in the same manner as if a separate policy had been issued to each person or entity insured thereunder.

          (iii) the insurance provided thereunder is primary insurance without any right of contribution from any other insurance which may be carried by or for the benefit of Landlord and the Additional Insureds.

          (iv) it recognizes the indemnification set forth in Section 19 of this Lease.

     (f) Failure of Tenant to maintain any of the insurance required under this Lease or to cause to be provided in any insurance policy the requirements set forth in this Section 17, shall constitute a default under this Lease after the expiration of applicable notice and cure periods.

18.  Non-Liability of Landlord

     (a) Landlord shall not be liable for (and Tenant shall make no claim for) any property damage

                                       21     Real Estate/Newport Beach Lease(3)
          which may be sustained by Tenant or any other person, as a consequence of the failure, breakage, leakage, inadequacy, defect or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof, drains, leaders, gutters, valleys, downspouts, or the like or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air conditioning or heating systems, elevators or hoisting equipment; or by reason of the elements; or resulting from the carelessness, negligence or improper conduct on the part of any other tenant of Landlord or Landlord's agents, employees, guests, licensees, invitees, assignees or successors (except resulting from Landlord's negligence or willful misconduct); or attributable to any interference with, interruption of or failure, except resulting from Landlord's negligence or willful misconduct, of any services or utilities to be furnished or supplied by Landlord. Tenant shall give Landlord prompt written notice of the occurrence of any events set forth in this
          Section 18.

     (b) Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property occurring during the term of this Lease to the extent to which it is insured under a policy or policies carried or required to be carried by Landlord or Tenant hereunder containing an enforceable waiver of subrogation or permission to release liability.

19.  Indemnification

     Tenant shall indemnify and hold harmless Landlord from and against any expense (including, without limitation, reasonable legal and collection fees), loss, liability (excluding consequential, damages suffered or incurred as a result of or in connection with (i) any breach by Tenant of its obligations contained in this Lease or (ii) its acts or the acts of its agents, servants, invitees, contractors or employees. Landlord shall indemnify and hold harmless Tenant from and against any expense (including, without limitation, reasonable legal and collection fees), loss, liability (excluding consequential) damages suffered or incurred as a result of or in connection with (i) any breach by Landlord of its obligations contained in this Lease or (ii) its acts of its agents, servants, invitees, contractors or employees.

20.  Tenant Default

     Tenant shall be in default hereunder if:

     (a)  Tenant shall default in the payment of (i) any Total Monthly Rent or
          (ii) any Additional Rent or other charge payable monthly hereunder by Tenant to Landlord, on any date upon which the same becomes due, and such default shall continue for ten (10) days after written notice of the same is delivered to Tenant;

     (b) Tenant shall default in the payment of any Additional Rent or any other charge payable hereunder which are not due and payable hereunder on a monthly basis, on any date upon which the same becomes due, and such default shall continue for thirty (30) days after Landlord shall have given to Tenant a written notice specifying such default;

     (c) Tenant shall default in the due keeping, observing or performing of any covenant, agreement, term, provision or condition of this Lease on the part of Tenant to be kept, observed or performed (other than a default of the character referred to in clauses (a), or (b) of this
          Section 20, and if such default shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a written notice specifying the same, unless such default cannot reasonably be cured within thirty (30) days and, within such thirty (30) day period Tenant shall have commenced to cure such failure and shall have provided Landlord with a written notice undertaking to continue to diligently prosecute such cure to completion and does in fact diligently complete such cure, in which case the cure period provided herein

                                       22     Real Estate/Newport Beach Lease(3)
          shall be extended so long as Tenant is in full compliance with the provisions of this Section 20.(c) relating to the extension of such time period; or

     (d) Tenant shall be adjudicated a bankrupt, insolvent or placed in receivership, or should proceedings be instituted by or against Tenant for bankruptcy, insolvency, receivership, agreement of composition or assignment for the benefit of creditors, or if this Lease or the estate of Tenant hereunder shall pass to another by virtue of any court proceedings, writ of execution, levy, sale, or by operation of law.

21.  Remedies

     (a) If Tenant is in default of this Lease (after the expiration of applicable notice and cure periods), then Landlord may avail itself of any remedies under law, Landlord's election of any particular remedy to be at Landlord's sole discretion. Landlord may elect to avail itself of the remedy described in California Civil Code section 1951.4, in which case this Lease shall continue in full force and effect after Tenant's breach or abandonment, and notwithstanding anything to the contrary contained in Section 29, Tenant shall thereafter have the right to sublet or assign this Lease subject only to reasonable limitations. If Landlord does not elect to avail itself of the remedy described in California Civil Code section 1951.4 and Tenant either breaches this Lease and abandons the Premises before the end of the Term, or Tenant's right to possession is terminated by the Landlord because of a breach of this Lease, then this Lease shall terminate, and Landlord shall recover from Tenant the following:

          (i) The worth at the time of award of the unpaid Rent which had been earned at time of termination;

          (ii) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

          (iii) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

          (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under the Lease, or which in the ordinary course of things would be likely to result therefrom (including without limitation, and costs of obtaining mitigating rental income, such as excused rent, brokerage commissions, Tenant improvements, parking concessions, lease takeovers, cash payments, advertising, moving costs or any other cost or Tenant concessions related to the re-leasing of the Premises upon default of Tenant).

          The "worth at the time of award" of the amounts referred to in subparagraphs (a)(i) and (a)(ii) above, shall be computed by allowing interest at the rate specified in Section 36 of this Lease; and the "worth at the time of award" of the amounts referred to in subparagraph (a)(iii) above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus two percent (2%).

     (b) Tenant waives any equity of redemption and any right to relief from forfeiture as provided by California Code of Civil Procedure section 1179 (or any other similar applicable statute, regulation or law now or hereinafter in effect).

     (c) In addition to any and all other remedies Tenant may have at law or in equity as a result of Landlord's default hereunder, in the event that Landlord defaults (i) in its obligation to provide

                                       23     Real Estate/Newport Beach Lease(3)
          janitorial and window washing services pursuant to this Lease, (ii) in its obligation to keep certain items within the Premises or the Building in good repair as set forth in this Lease, and (iii) in paying to Tenant any allowances which may be due and owing under this Lease, then Tenant shall give Landlord written notice of such continuing default and Landlord shall have a reasonable time given the nature of such default, but in no event to exceed thirty (30) days within which to cure such default. In the event that Landlord does not cure such default within such time period, then Tenant shall have the right to perform such cure and Landlord shall reimburse Tenant for the direct out-of-pocket cost thereof promptly within thirty (30) days after Landlord's receipt of bills and receipts therefor. In the event Landlord does not so reimburse Tenant for such costs within thirty
          (30) days after the receipt of such bills and receipts, Tenant may set-off such amounts from the Rent next due and owing Landlord.

22.  Subordination

     This Lease is subject and subordinate in all respects to any underlying leases, ground leases, licenses or agreements, and to all mortgages which may now or hereafter be placed on or affect such leases, licenses or agreements or the Land or Building or the Premises and also to all renewals, modifications, consolidations and extensions of such underlying leases, ground leases, licenses, agreements, and mortgages; provided, however, that such subordination shall not be effective unless and until the Landlord, licensor and/or the holder of any mortgages execute and deliver to Tenant a subordination, non-disturbance and attornment agreement in form and substance consistent with Exhibit K ("SNDA Agreement"), reasonably satisfactory to Tenant in each instance stating and confirming that, among other things, that so long as there does not exist an uncured default hereunder as to which the applicable grace period has expired, Tenant's rights of possession and all other rights under this Lease, including without limitation Tenant's set-off rights contained in this Lease and termination rights contained herein, shall not be disturbed. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant shall, nevertheless, execute and deliver such further reasonable instruments confirming such subordination as may be desired by any holder of any such mortgage or by a lessor, licensor or party to an agreement under any such underlying lease, ground lease, license or agreement, respectively (so long as such subordination agreement does not contravene the provisions of this Section). This Lease is conditioned upon Landlord, Tenant and Landlord's current mortgagee, licensor and/or landlord entering into a commercially reasonable SNDA Agreement simultaneous with the execution of this Lease. If any underlying lease, ground lease, license or agreement to which this Lease is subject and subordinate terminates, or if any mortgage to which this Lease is subordinate is foreclosed, Tenant shall, on timely request, attorn to the holder of the reversionary interest or to the mortgagee in possession, as the case may be.

23.  Notices

     Any such notice, demand, statement or other communication shall be given in writing by or made upon hand delivery or by registered or certified mail, return receipt requested, or delivered, charges prepaid or charged to sender to a reputable private overnight delivery service, as the case may be, addressed to the respective parties as follows:

     To Landlord:

     Annod Corp., as Trustee
     c/o Hewitt Associates LLC
     100 Half Day Road
     Lincolnshire, IL 60069
     Attention: General Counsel
     with a copy to:

     PM Realty Group

                                       24     Real Estate/Newport Beach Lease(3)

     4675 MacArthur Court, Suite 470
     Newport Beach, CA 92660
     with an additional copy to:

     PM Realty Group
     100 Bayview Circle-Suite 2040
     Newport Beach, CA 92660

     To Tenant:

     Hewitt Associates
     100 Half Day Road
     Lincolnshire, IL 60069
     Attention: General Counsel

     Notices shall be considered to have been given upon the earlier to occur of actual receipt or three (3) business days after posting in the United States mail or one (1) business day after deposit with a nationally recognized overnight carrier service. Any of the above addresses may be changed at any time notice is given as above provided.

24.  Quiet Enjoyment

     Landlord covenants that Tenant, upon keeping and performing each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, shall quietly enjoy the Premises without hindrance or molestation by Landlord or by any other person lawfully claiming by, through or under the same subject to the covenants, agreements, terms, provisions and conditions of this Lease and the effect of the application of same.

25.  Security Deposit

     Not required.

26.  Brokerage

     Each of Landlord and Tenant warrants to each other that it has had no dealings with any real estate broker or agent other than Procuring Broker as stated in paragraph 13 of the Lease Preamble in connection with the negotiation of the Lease, and that it knows of no other real estate broker or agent who is entitled to any commission or finder's fee in connection with this Lease. Each party will indemnify the other against any claim of breach of the warranty provided in this Section 26.

27.  Landlord's Inability to Perform

     Landlord shall not be in default under this Lease if Landlord is not able to supply any service or material called for herein, by reason of any rule, order, regulation or preemption by any governmental entity, authority, department, agency, or subdivision or for any delay which may arise by reason of negotiation for the adjustment of any fire or other casualty loss or because of strikes or other labor trouble or for any cause beyond the control of the Landlord. Except for Tenant's obligation to pay Rent due hereunder, Tenant shall not be in default under this Lease if Tenant is not able to supply any service or material called for herein, by reason of any rule, order, regulation or preemption by any governmental entity, authority, department, agency, or subdivision or any delay which may arise by reason of negotiation for the adjustment of any fire or other casualty loss or because of strikes or labor trouble or any cause beyond the reasonable control of Tenant.

                                       25     Real Estate/Newport Beach Lease(3)

28.  Condemnation

     Tenant, at its sole option, may terminate this Lease if the whole or any material part of the Premises shall be taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a "Taking"). Landlord and Tenant shall also have the right to terminate this Lease if there is a Taking of any portion of the Building which would leave the remainder of the Building unsuitable for use as an office building in a manner comparable to the Building's use prior to the Taking and such Taking makes it necessary to remodel or reconstruct the Building in a manner inconsistent with Tenant's use and occupancy or other material rights hereunder and such remodeling and reconstruction is reasonably estimated by Landlord to take more than 180 days to complete. In order to exercise its right to terminate the Lease, Landlord or Tenant, as the case may be, must provide written notice of termination to the other within 30 days after the terminating party first receives notice of the Taking. Any such termination shall be effective as of the date the physical taking of the Premises or the portion of the Building or Property occurs. If this Lease is not terminated, the Net Rentable Area of the Building, the Net Rentable Area of the Premises and Tenant's Proportional Share shall, if applicable, be appropriately adjusted. In addition, Rent for any portion of the Premises taken or condemned shall be abated during the unexpired Term of this Lease effective when the physical taking of the portion of the Premises occurs. All compensation awarded for a Taking, or sale proceeds, shall be the property of Landlord, any right to receive compensation or proceeds being expressly waived by Tenant. However, Tenant may file a separate claim at its sole cost and expense for Tenant's Property, Tenant's unamortized leasehold improvements, Tenant's interruption of damage to business, and Tenant's relocation expenses.

29. Assignment and Subletting

     (a) In the event that Tenant desires to assign the Lease or any portion thereof or sublease the Premises or any portion thereof to any other party the terms and conditions of such assignment or sublease shall be communicated to Landlord in writing not less than thirty (30) days prior to the effective date of any such assignment or sublease. Landlord shall review such terms and conditions, and provide Tenant with its approval or disapproval within five (5) business days.

     (b) Tenant may assign or sublet the whole or any portion of the Premises, subject to the Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and subject to the consent of any mortgagee, or ground lessor, and on the basis of the following terms and conditions:

          (i) Tenant shall provide to Landlord the name and address of the assignee or sublessee.

          (ii) In the case of an assignment of this Lease, the assignee shall assume, by written instrument, all of the obligations of this Lease, and a copy of such assumption agreement shall be furnished to Landlord at least ten (10) days prior to the effective date of the assignment or sublease.

          (iii) Tenant and each assignee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of Total Monthly Rent, Additional Rent and other charges due hereunder through the entire term of this Lease, as the same may be renewed, extended or otherwise modified.

          (iv) Tenant shall share in the net gain (after deducting Tenant's expenses; including but not limited to commissions, marketing materials, design and alterations to the space, legal fees, etc.) at the rate of 50% to Tenant, 50% to Landlord of all rent, as and when received, in excess of the Total Monthly Rent and Additional Rent required to be paid by Tenant for the area assigned or sublet.

                                       26     Real Estate/Newport Beach Lease(3)

           (v) In any event, the acceptance by Landlord of any rent from any of the assignees or subtenants or the failure of Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein from any assignee or subtenant shall not release Tenant herein, from any and all of the obligations herein during and for the entire Term of this Lease.

           (vi) Tenant shall only assign or sublet the Premises to an assignee or sublessee whose use is the same as or similar to Tenant's use, the quality of such assignee or subtenant's operations in the performance of said use to be acceptable to Landlord, in Landlord's reasonable discretion.

           (vii) Landlord shall be reimbursed by Tenant for the actual and reasonable legal fees incurred by Landlord in connection with the granting of any consent, such amount to be paid by Tenant to Landlord within thirty (30) days after Landlord renders to Tenant a copy of Landlord's actual invoice for same.

           (viii) The assignment or sublease shall provide that there shall be no further assignments and/or subletting without Landlord's consent.

     Notwithstanding anything to the contrary contained in this Lease to the contrary, Tenant shall have the right to assign this Lease or sublet all or any part of the Premises without the consent of Landlord to (1) any entity resulting from a merger or consolidation with Tenant or any organization purchasing substantially all of Tenant's assets, (2) any entity succeeding to substantially all the business and assets of Tenant, (3) any subsidiary, affiliate or parent of Tenant, (4) any entity controlling, controlled by or under common control with Tenant, or (5) any entity resulting from the reorganization of Tenant outside of a bankruptcy organization. In such event, Tenant shall notify Landlord of such transfer within fifteen (15) days after such transfer. For purposes of this Lease "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.

30.  Environmental Laws

     (a) Tenant agrees to comply with all applicable environmental laws, rules and regulations including Federal, state and local laws. Tenant shall not conduct any operations that shall cause the Building or the Premises to be deemed anything but an office building.

     (b) Tenant hereby agrees to execute such documents Landlord reasonably deems necessary and to make such applications as Landlord reasonably requires to insure such compliance. Tenant shall bear all costs and expenses incurred by Landlord associated with any required compliance resulting from Tenant's use of the Premises including but not limited to state agency fees, engineering fees, clean-up costs, filing fees and suretyship expenses. As used in this Lease, compliance shall include applications for determinations of non-applicability by the appropriate governmental authority. The foregoing undertaking shall survive the expiration or sooner termination of the Lease and surrender of the Premises and shall also survive sale, or lease or assignment of the Premises by Landlord. Tenant shall immediately provide Landlord with copies of all correspondence, reports, notices, orders, findings, declarations and other materials pertinent to Tenant's compliance and the requirements as they are issued or received by the Tenant.

     (c) Except for normal quantities of office and cleaning supplies, Tenant shall not generate, store, manufacture, refine, transport, treat, dispose of, or otherwise permit to be present on or about the Premises, any Hazardous Substances. As used herein, Hazardous Substances shall be defined as any "hazardous chemical," "hazardous substance" or similar term as defined in the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42

                                       27     Real Estate/Newport Beach Lease(3)

          U.S.C. 9601, et ~.), any rules or regulations promulgated thereunder, or in any other present or future applicable federal, state or local laws, rules or regulations dealing with environmental protection.

     (d) Tenant agrees to indemnify and hold harmless the Landlord and each mortgagee of the Premises from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including the reasonable fees and expenses of counsel) which may be incurred by the Landlord or any such mortgagee or threatened against the Landlord or such mortgagee, relating to or arising out of any breach by Tenant of this Section, which indemnification shall survive the expiration or sooner termination of this Lease.

31. Parties Bound

     (a) The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the respective successors, assigns and legal representatives of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to except that no violation of the provisions of Section 29 shall operate to vest any rights in any successor, assignee or legal representative of Tenant and that the provisions of this Section 31 shall not be construed as modifying the conditions contained in
          Section 29.

     (b) Tenant acknowledges and agrees that if Landlord shall be an individual, joint venture, tenancy in common, firm, or partnership, general or limited, there shall be no personal liability on such individual or on the members of such joint venture, tenancy in common, firm or partnership in respect of any of the covenants or conditions of this Lease; rather, Tenant agrees to look solely to Landlord's estate and property in the Land, Building, and Common Areas (or the proceeds thereof) for the satisfaction of Tenant's remedies arising out of or related to this Lease.

     (c) The term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the Premises (or the owner of a lease of the Premises) so that in the event of any sale or sales of the Land, Building, or the Premises or of said lease, or in the event of a lease of the Land, Building or the Premises, said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after such sale or lease, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the Land, Building or of the Premises, that the purchaser or the lessee of the same has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

32. Estoppel Certificate

     (a) Within ten (10) business days following any written request which one party may make from time to time, the other party shall execute and deliver to the requesting party a statement in similar to Exhibit H attached hereto, certifying:

          (i)   the date of commencement of this Lease;

          (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect as modified, and stating the date and nature of such modifications);

          (iii) the date to which the rental and other sums payable under this Lease have been paid;

          (iv) the fact that there are no current defaults under this Lease by either the Landlord or Tenant except as specified in such statement; and

                                       28     Real Estate/Newport Beach Lease(3)

           (v) such other matters as are reasonably required by the requesting party. Landlord and Tenant intend that any statement delivered pursuant to this Section 32. may be relied upon by any lender or any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein.

     (b) Tenant's or Landlord's failure to deliver such statement within such time shall be conclusive upon the non-delivering party that:

           (i) this Lease is in full force and effect without modification, except as may be stated in the certificate originally presented to the non-delivering party;

           (ii) there are no uncured defaults in requesting party's or non-delivering party's performance; and

           (iii) not more than one (1) month's rental has been paid in advance.

33.  Holding Over

     (a) Tenant shall not hold over after the expiration of the Term or earlier termination of this Lease without the prior written consent of Landlord. Tenant agrees that Tenant's failure to surrender possession of the Premises at the end of the Term can and will cause actual damage to Landlord which is impracticable or extremely difficult to ascertain (including, without limitation, lost opportunities to lease the Premises, increase the cost of improvements, lost rent and liability for Landlord's inability to deliver timely possession of the Premises to another tenant). Therefore, if Tenant holds over after the Term without the prior written consent of Landlord, then Tenant shall become a Tenant at sufferance only and shall continue to perform each and every term, condition and covenant of this Lease during any such period of holding over; except that, in lieu of damages to which Landlord may be entitled hereunder, Landlord may elect to have Tenant pay Landlord liquidated damages in an amount equal to one hundred twenty-five percent (125%) of the Total Monthly Rent payable by Tenant to Landlord in the last complete month of the Term, for each month or portion thereof which Tenant so holds over.

     (b) If Landlord consents to Tenant's holding over after the expiration of the Term or earlier termination of this Lease, then the tenancy shall continue from month-to-month upon the same terms, conditions and covenants contained in this Lease, except that for each month or portion thereof that the Tenant holds over, Tenant shall pay to Landlord rent equal to one hundred twenty-five (125%) of the Total Monthly Rent payable by Tenant in the last complete month of the Term.

     (c) The foregoing provisions of this Section are in addition to any other rights of Landlord hereunder, or as otherwise provided by law, including, without limitation, the right to bring an action for unlawful detainer. Landlord's acceptance of rent after expiration or earlier termination of this Lease, or during any such period of holding over shall not be construed as a renewal or extension of this Lease. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be entitled to any parking discounts or specific modes of parking during such period of hold over.

34.  Attorney's Fees

     If either Landlord or Tenant brings to suit to interpret or enforce any provision of this Lease or any rights of either party hereto, then the prevailing party shall recover from the other party all costs and expenses, including reasonable attorney's fees. Notwithstanding the provisions of California Civil Code section 1717, the term "prevailing party" as used herein shall include, without limitation, both a


                                       29     Real Estate/Newport Beach Lease(3)
     party as to who a lawsuit is dismissed (with or without prejudice) without the written consent of that party and, if the lawsuit is one for declaratory relief, that party whose contentions are substantially upheld as to the interpretations of this Lease. Any attorney's fees payable pursuant to this Section may be claimed either as court costs or in a separate suit.

35.  Waiver of Jury Trial

     Landlord and Tenant each hereby waive their respective rights to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Landlord against Tenant, or Tenant against Landlord, as to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, any claim of injury or damage, or the enforcement of any remedy under any law, statue, or regulation, emergency or otherwise, now or hereafter in effect. Notwithstanding the foregoing, Landlord and Tenant agree that this waiver shall not be effective where the legal effect of such waiver would be to invalidate in whole or in part, or to limit or impair in any manner any policy of insurance in force for the benefit of Landlord or Tenant or to limit or impair any rights, remedies or coverage afforded thereunder.

36.  Waiver

     No waiver by Landlord of any provision of this Lease or of any breach by Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless done in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises. The acceptance of any rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord.

37.  Examination of Lease

     Submission of this instrument for examination or signature does not constitute a reservation or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

38.  Corporate Authority

     If a party executes this Lease as a limited liability company, corporation, or other corporate entity, each of the parties does hereby covenant and warrant to the other party that it is a duly authorized and existing entity under the laws of the state of its organization, is qualified to do business in California, that it has full right and authority to enter into this Lease, and that each person signing on behalf of it is authorized to do so.

39.  No Light, Air or View Easement

     Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.


                                       30     Real Estate/Newport Beach Lease(3)

40.  Miscellaneous

     (a) This Lease contains the entire contract between the parties with respect to the subject matter hereof. No representative, agent or employee of Landlord has been authorized to make any representations or promises with reference to the leasing of the Premises or to vary, alter or modify the terms hereof. No additions, changes or modifications, renewals, or extensions (unless Tenant exercises its right to extend the Term as provided herein or as otherwise expressly provided in this Lease) hereof, shall be binding unless reduced to writing and signed by Landlord and Tenant.

     (b) The terms, conditions, covenants and provisions of this Lease shall be deemed to be severable. If any clause or provision herein contained be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

     (c) Tenant shall not be entitled to exercise any right of termination or other option granted to it by this Lease at any time when Tenant is in default in the performance or observance of any of the covenants, agreements, terms, provisions or conditions on its part to be performed or observed under this Lease beyond applicable notice and cure periods.

     (d) The Section headings in this Lease are for convenience only and are not to be considered in construing the same.

     (e) If, in connection with obtaining financing for the Building, a banking, insurance or other recognized institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the financial or other obligations of Tenant hereunder or adversely affect the leasehold interest created or the conduct of Tenant's business operations at the Premises.

     (f) Conflict of Laws: This Lease shall be governed by and construed under the laws of the State of California.

     (g) Venue: Any lawsuit brought by Tenant against Landlord shall be filed in a court of competent jurisdiction in the County of Orange, California.

     (h) Interest: Wheresoever required in this Lease, and in lieu of the legal rate to be used in the computation of any interest owed Landlord in any judgement or award of the court, interest shall be charged at a rate equal to the higher of:

           (i)  Seven percent (7%) per annum; or

           (ii) Two percent (2%) per annum, plus the rate established by the Federal Reserve Bank of San Francisco on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act (as now in effect, or hereafter from time to time amended or, if there is no such single terminable rate of advances, the closest counterpart of such rate as shall be designated by the Superintendent of Banks of the State of California, unless some other person or agency is delegated such authority by the legislature) which is prevailing on the twenty-fifth (25th) day of the month preceding the "Accrual Date".

           The "Accrual Date" shall be defined as follows: for purposes of
           Section 40.(h)(ii), as the initial date of default; for the purposes of Section 6, the date of final payment by Landlord for the Capital Expense; and for all other purposes, the date of execution of this Lease. Tenant hereby


                                       31     Real Estate/Newport Beach Lease(3)
           agrees that the use of such interest rate herein shall not be deemed to be interest upon a loan or forbearance of money, for goods or things in action for use primarily for personal, family or household purposes within the meaning of the California Constitution, Article 15, section 1.

     (i) Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

     (j) The exhibits attached hereto are hereby incorporated herein by this reference and made a part of this Lease.

     (k) At Tenant's request Landlord shall execute and deliver to Tenant and Tenant may record a memorandum of this Lease, and appropriate amendments or supplements thereto from time to time, in form and substance reasonably satisfactory to Landlord and Tenant, reflecting the existence of this Lease and Tenant's rights hereunder and setting forth an accurate description of the floors constituting the Premises, the Term, and all options to renew the Term or to expand the floors constituting the Premises and the timing of such options, together with Tenant's exclusive rights granted pursuant to this Lease.


IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.


LANDLORD: ANNOD CORP., not                             TENANT: HEWITT ASSOCIATES LLC
personally but solely
as trustee of The
Bayview Trust

By:                                                    By:
    --------------------------                             ---------------------------
    C. L. Connolly, III                                Dale L. Gifford
    President                                          Title: CEO and Authorized Representative


                                       32     Real Estate/Newport Beach Lease(3)

                                    EXHIBIT A

                              RULES AND REGULATIONS

 1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the exterior or interior Common Areas of the Building without the prior written consent of Landlord or as otherwise expressly permitted in this Lease. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

 2. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises or anything on the balconies or the handrails of the building.

 3. Landlord shall retain the right to control and prevent access to the Building of all persons whose presence in the reasonable judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building unless accompanied by Landlord or Landlord's representative.

 4. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord (except as provided otherwise in this Lease), and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor or any other employee or any other person.

 5. At Tenant's cost, Landlord will furnish Tenant keys and/or keycards requested by Tenant. Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys and/or keycards of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord for cost to reconfigure locks and provide for replacement keys as required.

 6. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's reasonable instructions in their installation.

 7. Any freight elevator (other than the service elevator connecting the lower level parking area, the first and fourth floors of the Demised Premises and used exclusively by Tenant) shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be reasonably designated by Landlord.

 8. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or


                                       33     Real Estate/Newport Beach Lease(3)
     to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

 9. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals (except animals assisting disabled persons).

10. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord or that have been approved by Landlord prior to installation (e.g. data center HVAC).

11. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed and shall use its best efforts to close window coverings at the end of each business day.

12. Landlord reserves the right, exercisable with thirty (30) days advance written notice and without liability to Tenant, to change the name and street address of the Building; provided, however, Landlord shall be responsible for reimbursing Tenant for Tenant's actual out-of-pocket costs incurred in changing Tenant's stationary and similar items.

13. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 8 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob action, riot, public excitement or other commotion by closing the doors or by other appropriate action.

14. Tenant shall close and lock the doors of the Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

15. Tenant shall not obtain for use of the Premises ice, drinking water, food, beverage, towel or other similar services or accept barbering or bootblacking services upon the Premises except at such hours and under such reasonable regulations as may be fixed by Landlord.

16. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown thereto. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees shall have caused it.


                                       34     Real Estate/Newport Beach Lease(3)

17. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building.

18. Tenant shall not install any loud-speaker on the roof or exterior walls of the Building but may install (at its sole cost and expense) antennae or other devices thereon so long as they do not visibly and materially detract from the appearance of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

19. Except for the hanging of artwork and as provided in the Lease, Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as reasonably approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

20. Tenant shall not install, maintain or operate upon the Premises any vending machine, except for Tenant's exclusive use, without the written consent of Landlord (which shall not be unreasonably withheld, conditioned or delayed).

21. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent same.

22. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

23. Tenant shall store all its trash and garbage within the Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

24. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any illegal purpose. No cooking shall be done or permitted by any tenant on the Premises, except that (i) use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages, and (ii) Tenant's on-site food preparation and dining for Tenant's employees, invitees and guests, shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

25. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building without Landlord's prior reasonable consent.

26. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

27. Tenant shall comply with all safety fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

28. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and


                                       35     Real Estate/Newport Beach Lease(3)
     pilferage.

29. The requirements of Tenant will be attended to only upon written application to the office of the Building Manager by an authorized individual.

30. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building, without prior notification to Landlord.

31. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building. Landlord shall enforce all Rules and Regulations in a non-discriminatory manner.

32. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building. In the event of conflict between the provisions contained in this Lease and these Rules and Regulations the provisions of this Lease shall prevail.

33. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations herein above stated and any additional rules and regulations which are adopted after receiving notice of same from Landlord.

34. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.


                                       36     Real Estate/Newport Beach Lease(3)

                                    EXHIBIT B

                                BUILDING HOLIDAYS

Holidays shall be:

     Memorial Day;
     Independence Day;
     Labor Day;
     Thanksgiving Day;
     Christmas Day;
     and New Years Day.

                                       37     Real Estate/Newport Beach Lease(3)

                                    EXHIBIT C

                                LEGAL DESCRIPTION

That certain real property located in the County of Orange, State of California, described as follows:

Parcel "A":

Parcel A-1: Lot 2 of Tract No. 12528, in the City of Newport Beach, County of Orange, State of California, as per Map recorded in Book 551, Pages 38 to 41, inclusive of Miscellaneous Maps, in the office of the County Recorder of said County, lying within the land described as Parcel 1 of that certain Lot Line Adjustment No. 87-2 recorded September 21, 1988 as Instrument No. 88-479139 of Official Records.

Parcel "B":

A non-exclusive easement for pedestrian and vehicular ingress and egress over Lot A, Tract No. 12528, as shown on Map recorded January 23, 1986 as Document No. 86-030142, in Book 551, Pages 38 to 41, inclusive of Miscellaneous Maps, records of Orange County, California, for the benefit of Lots 2, 5 and 7 of Tract No. 12528, as shown on Map recorded on January 23, 1986 as Document
No. 86-030142, in Book 551, Pages 38 to 41, Inclusive of Miscellaneous Maps, records of Orange County, California.

                                       38     Real Estate/Newport Beach Lease(3)

                                    EXHIBIT D

                           ALTERATIONS TO THE PREMISES

     1.   Working Restrictions

     a. All Tenant's Work, as well as any alteration, additions or changes which shall be performed by Tenant and/or Tenant's contractors, vendors or suppliers during the Term of the Lease, shall be performed in strict compliance with the following:

          1. A Certificate of Insurance from a reputable insurance company, furnished by Tenant and/or Tenant's Personnel to Landlord in an amount of not less than One Million ($1,000,000) dollars for Commercial General Liability with bodily injury liability and property damage liability including blanket contractual liability, completed operations, independent contractor, and broad form property damage coverage showing Landlord, and PM Realty Group as insured.

               In addition, Worker's Compensation Insurance covering all employees of Tenant and Tenant's Personnel in accordance with the State of California; Employer's Liability Insurance in accordance with the laws of the State of California, but in no event an amount less than the following:

                (i)   Bodily Injury by Accident        $500,000 each Accident

                (ii)  Bodily Injury by Disease         $500,000 each Employee

                (iii) Bodily Injury by Disease         $500,000 policy limit

               And, Automobile Liability with Bodily injury and property damage limits of not less than $1,000,000 combined single limit.

               Each and all contractors and subcontractors shall furnish Landlord with certificates of insurance before commencing work on the Building property or Premises. Each certificate shall state that the insurance evidenced by such certificate will not be canceled or reduced except after 30 days prior written notice to Landlord;

          b. All such work shall be done in conformity with a valid building permit when required, issued by the public or governmental authority having jurisdiction, a copy of which shall be furnished to Landlord before the work is commenced;

          c. Tenant and/or Tenant's contractor(s), and Landlord and/or Landlord's contractors shall coordinate, perform and construct and install their work so as not to interfere unreasonably with, delay or hinder the other in the performance of its work;

          d. Tenant shall reimburse Landlord for any reasonable extra expenses incurred by Landlord for the correction of any faulty work done by Tenant and/or its contractor(s), or by reason of inadequate clean-up, repair of damages to the Building or the Premises caused as a result of contractor operations; and

          e. Nothing shall be installed or permitted to be installed that would exceed or be likely to exceed the maximum floor loading of One Hundred (100) square pounds (static live and

                                       39     Real Estate/Newport Beach Lease(3)
               dead loads) per square foot without Landlord's prior written approval. Tenant will secure at its expense, complete detailed plans certified by a licensed structural engineer in the State of California showing that the aforementioned limit has not been exceeded when, in the Landlord's opinion, there is question about Tenant's distribution of floor loading.

          f. In the event Tenant desires to increase the maximum floor loading capacity, Tenant, at its sole cost, will submit to Landlord for review and approval, which will not be unreasonably withheld, conditioned or delayed, a complete set of construction plans of the associated improvements certified by licensed engineers in the State of California. Said improvement area will be clearly outlined on the floor and no loads exceeding the aforementioned maximum capacity will be permitted outside the outlined area.

                                       40     Real Estate/Newport Beach Lease(3)

                                    EXHIBIT E

                   OPERATING AND CAPITAL EXPENSE - EXCLUSIONS


(a) Wages, salaries, fees and fringe benefits paid to administrative or executive personnel or officers or partners of the Landlord or Landlord's property manager.

(b) Any charge for depreciation of the Building or equipment and any interest or other financing charge.

(c) Any charge for Landlord's income taxes, excess profit taxes, or franchise taxes on Landlord's or property manager's business.

(d) All costs relating to activities for the solicitation and execution of leases of space in the Building, including, but not limited to, brokers commissions and attorney fees, architecture and engineering services.

(e) All costs for which Tenant or other tenants in the Building is being charged other than pursuant to the operating expense of the Building.

(f) The cost of correcting material defects in the construction of the Building, Building parking structure or, the Building's equipment, except that such conditions resulting from ordinary wear and tear will not be deemed defects for the purpose of this exclusion.

(g) The cost of any repairs made by Landlord because of the total or partial destruction of the Building or the condemnation of a portion of the Building.

(h) The cost of any items for which Landlord is reimbursed by insurance or otherwise compensated by parties other than the tenants of the Building.

(i) The cost of any Building or parking structure additions subsequent to the date of the original construction of the Building.

(j) The cost of any repairs, alterations, additions, changes, replacements and other items which, under generally accepted accounting principles are properly classified as capital expenditures except as provided in the Lease.

(k) Any operating expense representing an amount paid to a related corporation, entity, or person which is excess of the amount which would have otherwise be paid (by competitive bid) in the absence of such relationship.

(l) The cost of tools and equipment used initially in the construction of the Building and parking structure.

(m) The cost of any work or service performed for any tenant of the Building to a greater extent or, in a manner more favorable to such tenant that that performed for, or furnished to, Tenant.

(n) The cost of any design to, or alterations of, space in the Building leased or, will be leased, to other Tenants.

(o) The cost of overtime or other expense related to Landlord curing its defaults.

(p) Capital improvements or expenditures incurred to reduce operating expenses shall be included in operating expenses to the smaller of: amount annualized over the useful life of the improvement or, the actual savings using generally accepted accounting principles.

(q) The cost to comply with any environmental regulations, ADA or, with any orders and/or ordinances from any regulatory agency excluding the cost of removal of chlorofluocarbons (CFC) or, any adaptation of Building HVAC systems to use substances other than CFC.

(r) Any penalty charges incurred by Landlord due to violation of any law (including, but not limited

                                       41     Real Estate/Newport Beach Lease(3)
     to, late payment fees).

(s) Costs for sculptures, paintings and other objects of art located within the Building, except only for the costs of maintaining such objects in the public areas of the Building.

(t) The cost of installing operating or maintaining any specialty facility including, but not limited to, athletic club, luncheon club dining facility or other facilities operated with the intent of producing profit not strictly related to the operation of the Building for office uses.


                                    EXHIBIT F

                                TENANT'S OPTIONS

1.   Options to Extend

Tenant shall have two (2) Options to Extend for a period of five (5) years each. The Option to Extend will commence the following day following the initial fifteen (15) year term upon the following terms and conditions:

     a. The Tenant is not in material default, with all required written notices given and all applicable cure periods expired, under any terms, covenants, conditions and provisions of the Lease at the time of exercising the Option.

     b. That such Option to Extend shall be upon the same terms, covenants, conditions and provisions of this Lease.

     c.   Tenant shall exercise this Option to Extend as follows:

               (i) On or before nine (9) month's prior to the initial Termination Date, Tenant shall notify Landlord of Tenant's interest in exercising the Option to Extend;

               (ii) Landlord shall, within thirty (30) days, present Tenant with Landlord's proposal for the Fair Market Rate for the Extension term requested when an increase above current rates is warranted;

               (iii) Tenant can a) accept Landlord's FMR; b) reject Landlord's
                     FMR and move onto FMR determination as per paragraph 2; or
                     c) terminate/rescind the renewal notice.

               (iv) This Option to Extend is for Tenant's use and can not be assigned or transferred to a Permitted Transferee or other successor or assignee that fully complies with the assignment provisions stipulated in the Lease.

2.   Fair Market Rate

For the purposes hereof, the term "Fair Market Rate" shall mean the monthly amount per Net Rentable Area that a willing, comparable, new non-expansion, non-equity tenant would pay, and a willing, comparable landlord of a comparable class A office building with comparable vacancy within a five (5) mile radius of the Building would accept, at arm's length for a comparable amount of space for a comparable period of time giving appropriate consideration to the monthly rental rates per rentable square feet, the type of operating expenses escalation clauses typically granted tenants, abatement of rent if any, length of lease term, size and location of the premises being leased, tenant improvement allowance in pre-improved space if any, and other generally applicable conditions of tenancy of a multi-floor tenant. Landlord and Tenant shall commence negotiations to agree upon the Fair Market Rate ("FMR") upon the

                                       42     Real Estate/Newport Beach Lease(3)
delivery of a FMR by the Landlord. If both parties are unable to reach agreement of FMR within fifteen (15) business days after delivery by Landlord, the FMR shall be determined in accordance with the sub-sections (a) through (c) below:

a) If Landlord and Tenant are unable to agree in FMR within fifteen (15) business days, within the next five (5) business days thereafter, Landlord and Tenant shall simultaneously submit to the other, in a sealed envelope, its good-faith estimate of FMR. If the higher of such estimates is not more than one hundred five percent (105%) of the lower such estimate, then the FMR shall be the average of the two submitted estimates.

b) If the FMR is not resolved by the exchange of the estimates, then either the Landlord or the Tenant may by written notice ("Notice to Arbitrate") to the other within five (5) business days of the exchange, require that the disagreement in terms be resolved by arbitration. Within five (5) business days after such notice, the parties shall select a mutually acceptable MAI appraiser with experience in commercial office leasing activities, including at least ten (10) years of experience in appraising office space comparables in the Newport Beach / Irvine area. The selection of the arbitrator shall be rendered in writing to both Landlord and Tenant and whose opinion of FMR shall be final and binding upon both parties. If the arbitrator believes that expert advice would materially assist him/her, he/she may retain one or more qualified persons.

c) Once the arbitrator has been selected, then, as soon thereafter as practical, but in no case later than ten (10) business days, the arbitrator shall select one of the two estimates of FMR provided by Landlord and Tenant, which must be the one that is closest to the FMR estimate that was independently established by the arbitrator. The party whose estimate is not chosen as the closest to the arbitrator's shall pay the costs of the arbitrator and any of experts retained by the arbitrator. Any fees of any counsel or expert engaged directly by Landlord or Tenant however, shall be borne by the respective party retaining such counsel or expert.

3.   Signage Rights

Tenant shall retain its rights for Building top signage, as well as front entry monument signage and, monument signage on Bristol Ave. Tenant may also use its corporate logo on entry doors, with all such costs to be paid solely by Tenant. In addition, Tenant shall have the rights to up to twenty (20) strips for Tenant's names on the directory board in the Lobby of the Building at Landlord's cost.

4.   Tenant's Right to Audit

Tenant or its representative shall have the right, during Landlord's normal business hours, within one hundred and twenty (120) days following the furnishing by Landlord of an annual statement described above in Sections 5.d and 6.c and upon reasonable prior notice to Landlord, to inspect Landlord's books and records showing the Operating Expenses reflected in such annual statement: provided however, that the foregoing shall not relieve Tenant of paying any deficiency shown by Landlord's statement within forty five (45) days after receipt of such statement. Unless Tenant shall, by notice to Landlord within such one hundred and twenty (120) day period, take exception to any item in such statement, the statement shall be conclusively binding and shall not be contestable by Tenant. Tenant's review may include the employment of an accounting selected by Tenant and reasonably approved by Landlord. The expense of the aforesaid firm shall be borne by Tenant, except that if by reason of such exception Tenant has overpaid Additional Charges by more than three (3%) percent for any Lease Year, then Landlord shall pay its own expenses and the expense of said firm for said review. If errors are discovered in the Landlord's accounting, an adjustment to the Additional Charges shall be made. In addition, Tenant shall pay Landlord at cost for copies actually made by Landlord during such review. Tenant acknowledges that Landlord's books and records are confidential and proprietary in nature and that Landlord could be damaged if such books and records became public. Therefore, Tenant agrees to keep such books and records in strict confidence and not to publish or disseminate the same or any information therein without

                                       43     Real Estate/Newport Beach Lease(3)

Landlord's prior approval, except to Tenant's lawyers or accountants or in connection with legal proceedings.

5.   Tenant's Right to Expand

Provided that Tenant is not in material default (after the expiration of all applicable notice and cure periods) under the Lease and with not less than nine
(9) months prior written notice before the 5th and/or 10th year anniversary date(s) of the Lease ("Tenant's Expansion Notice"), Tenant shall have two separate options to expand within the Building. Each separate option, if exercised by Tenant, shall be delivered not sooner than six (6) months before or, not later than six (6) months after the applicable 5th or 10th year Commencement Date. The size of each space shall be not less than 9,500 rentable square feet or, not greater than 10,500 rentable square feet. Rent shall commence 3 months after Landlord has delivered the expansion space(s) to Tenant. If either or both options are exercised by Tenant, the Total Monthly Rent shall each be determined based on the 5th and 10th year anniversary timeframe(s) at 95% of FMR as defined above.

     (a) Within thirty (30) days after Landlord receives Tenant's Expansion Notice, Landlord shall determine (i) the specific floor of the Expansion Space and the location of the Expansion Space on such floor,
          (ii) the precise Net Rentable Area, and (iii) the expected delivery date for the Expansion Space. Landlord will notify Tenant of such determination within such thirty (30) day period (Landlord's Notice"). Landlord shall deliver to Tenant the Expansion Space on the expected delivery date set forth in Landlord's Notice.

     (b) Tenant shall have ten (10) business days to accept the conditions as set forth in Landlord's Notice " (Tenant's Acceptance Notice") and if Tenant so accepts, the Expansion Space shall be added to and become part of the Premises for all purposes under the terms and conditions of this Lease as of the date the Expansion Space is delivered to Tenant, except as follows:

          (i) The Lease term for the Expansion Space shall expire simultaneously with the expiration or earlier termination of the Term of the Lease.

          (ii) Tenant shall pay Total Monthly Rent for the Expansion Space commencing on the date that is three months after the Expansion Space is delivered to Tenant in the condition required herein, equal to the Base Rent then being paid by Tenant (on a rentable square foot basis) under the Lease for the Premises. Base Rent for the Expansion Space shall escalate at the same time and in the same amount (on a rentable square foot basis) as the Base Rent payable under the Lease. Tenant's proportional share shall be adjusted accordingly.

     (c) The Expansion Space shall be delivered to Tenant in broom clean condition with all personal property removed therefrom.

     (d) Landlord and Tenant shall enter into an amendment to the Lease reflecting expansion of the Premises upon the terms provided for herein, which amendment shall be executed within sixty (60) days after Tenant's Acceptance Notice.

     (e) In the event Tenant does not accept Landlord's Notice, said option to expand shall expire with no effect on subsequent expansion options, if available, as provided herein.

6.   Exclusive Use.

Landlord covenants not to enter into a lease agreement or any other occupancy agreement after the date this Lease is signed by Landlord and Tenant (collectively, an "Occupancy Agreement") for space in the Building with any of the entities listed on Exhibit G attached hereto and made a part hereof or any entity

                                       44     Real Estate/Newport Beach Lease(3)
controlled by or owning a controlling interest in any of these entities (collectively, the "Competitors") for a term scheduled to commence during the Term or any extension or renewal thereof. During the Term, Tenant shall have the right to add to the list of Competitors up to three (3) entities whose primary business is the business of providing human capital management consulting services (including, without limitation, human rights and benefits outsourcing) (collectively the "Competing Use"). In addition, no more than once every three years during the Term, Tenant shall have the right to modify the list of the three Competitors added to the list in accordance with the preceding sentence, by replacing any of such three (3) Competitors with an entity that engages in the Competing Use. Furthermore, no more than once a year during the Term, in the event one of the Competitors creates or "spins off" a more specialized consulting entity that engages in the Competing Use, Tenant shall have the right to replace such single Competitor with the more specialized related consulting entity.

                                       45     Real Estate/Newport Beach Lease(3)

                                    EXHIBIT G

                 LIST OF COMPETITORS EXCLUDED FROM THE BUILDING

Fidelity Investments
The Hay Group
Mercer Consulting
The Wyatt Corporation
Towers Perrin Incorporated (or any of its subsideries)
Accenture
Anderson Consulting
KPMG Consulting
Price Waterhouse Coopers
Ernst & Young
Hazelhurst & Associates, Inc.
Kwasha Lipton, Inc.
Buck Consultants
Alexander and Alexander, Inc.
AON
Exult

                                       46     Real Estate/Newport Beach Lease(3)

                                    EXHIBIT H

                          TENANT'S ESTOPPEL CERTIFICATE

      The undersigned, as Tenant, under that certain Office Lease (the "Lease") dated as of _____________, 2002 made with _____________________________________, as Landlord, hereby certifies as follows (all initially capitalized terms or phrases used herein shall have the same meanings as in the Lease):

 1. The undersigned entered into occupancy of the Premises described in the Lease on ____________________, 2002;

 2. The undersigned opened for business in the Premises on __________________, 2002;

 3. The Lease (including all Exhibits) is in full force and effect and has not been assigned, modified, supplemented or amended in any way, except as follows:

 4. The Lease, as affected by those changes set forth in Paragraph 3 above, represents the entire agreement between the parties as to the Premises;

 5.   The Commencement Date under the Lease was _______________________________;

 6.   The term of the Lease will expire on ________________________________;

 7. All conditions of the Lease to be performed by Landlord and necessary to the enforceability of the Lease have been satisfied;

 8. There are no uncured defaults by Landlord under the Lease and Tenant knows of no events or conditions which with the passage of time or notice or both, would constitute a default by Landlord under the Lease, except as follows:

 9. No rents have been prepaid, other than for the current month and as expressly provided in the Lease;

10. At the date hereof, the undersigned has no existing defenses against or offsets of Basic Annual Rent or Additional Rent or the enforcement of the Lease by Landlord; and

11. The total amount of security deposit delivered to Landlord is $__________, and none of that amount has, to Tenant's knowledge, been applied by Landlord to cure any default by Tenant; and

12. The current monthly installment of Basic Annual Rent (including all adjustments pursuant to the terms of the Lease) is $___________ , and has been paid through ______________________, 200_.

      EXECUTED this ___________ day of _________________________, 200_.

                                       Hewitt Associates LLC
                                       an Illinois limited liability company


                                       By: C. L. Connolly, II
                                       Its: Principal

                                       47     Real Estate/Newport Beach Lease(3)

                                    EXHIBIT I

                                DEMISED PREMISES

                     (Commencement Date - October 31, 2002)






                                       48     Real Estate/Newport Beach Lease(3)

                                    EXHIBIT J

                                DEMISED PREMISES

                        (November 1, 2002 and thereafter)








                                       49     Real Estate/Newport Beach Lease(3)

                   SUBORDINATION, NONDISTURBANCE, RECOGNITION
                            AND ATTORNMENT AGREEMENT


     THIS SUBORDINATION, NONDISTURBANCE, RECOGNITION AND ATTORNMENT AGREEMENT ("Agreement") made as of the _____ day of ___________, _______ by and between ____________________________, having an office at _____________ ("Lender"), and
____________________________ having an office at ________________________
("Tenant").

                                   WITNESSETH

     WHEREAS, _______________________ ("Landlord"), is the owner of certain real property, together with the building and other improvements located thereon (collectively, the "Mortgaged Property") located at ____________________________ and more particularly described on Exhibit A annexed hereto and by this reference made a part hereof; and

     WHEREAS, Lender is the mortgagee under that certain Mortgage (as hereinafter defined), which encumbers the Mortgaged Property; and

     WHEREAS, Landlord and Tenant have entered into a lease dated as of ________ ____________________ demising a portion of the Mortgaged Property (as the same may be amended or supplemented from time to time with the prior written consent of Lender if required herein, the "Lease"). Capitalized terms used herein and not defined shall have the meanings given to them in the Lease; and

     WHEREAS, Lender and Tenant wish to enter into this Agreement (i) to confirm the subordination of the Lease to the lien of the Mortgage, (ii) to provide that Tenant's possession of the Demised Premises (as hereinafter defined) will not be disturbed in the event of foreclosure, (iii) to provide that Tenant will attorn to the Purchaser (as hereinafter defined) and the Purchaser will recognize Tenant and (iv) to provide for certain other matters;

     NOW, THEREFORE, in consideration of the premises and the execution of this Agreement by the parties, Lender and Tenant hereby agree as follows:

1.   Definitions.

     For the purposes of this Agreement, the following terms shall have the following meanings:

     (a) Demised Premises: The portion of the Mortgage Property now or hereafter demised under the Lease.

     (b) Mortgage: That certain mortgage dated as of _______________, and recorded _________________ in the __________________ County Recorder's
          Office, Document Number ________________.

     (c) Person: And individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

     (d) Purchaser: Any Person acquiring the Mortgaged Property (i) in any foreclosure or any action or proceeding (judicial or nonjudicial) instituted under or in connection with the Mortgage, (ii) by delivery of a deed or assignment given in lieu of foreclosure, or (iii) by order of the United States Bankruptcy Court, and, with respect to (i),
          (ii) and (iii), such Person's successors and assigns.

2.   Consent.

     Lender hereby consents to the execution and delivery of the Lease by Landlord and all of the terms and conditions thereof. Lender acknowledges and agrees that the terms of the Mortgage shall not affect such terms and conditions of the Lease, including without limitation, the specific provisions of the Lease governing assignments, subletting, self-help rights, alterations, repairs, contesting requirements of law, extending the term of the Lease and expanding the Demised Premises to include certain portions of the Building that may be become available for leasing from time to time, as all such provisions are more particularly set forth in the Lease.

3.   Subordination.

     The Lease and Tenant's interest thereunder is now and at all times shall continue to be subject and subordinate in each and every respect (except as otherwise expressly provided in this Agreement) to the lien of the mortgage and to any and all increases, renewals, amendments, modifications, supplements, extensions, consolidations and replacements of the Mortgage, including, without limitation, amendments which increase the amount of the indebtedness secured thereby.

4.   Nondisturbance.

     So long as there exists no default under the Lease that (i) continues beyond the expiration of any applicable notice and grace period and (ii) would permit Landlord to terminate the Lease, (a) Purchaser shall not terminate the Lease nor shall Purchaser seek to remove or evict Tenant from the Demised Premises nor shall Purchaser disturb or affect Tenant's (or, with respect to any Person known to Purchaser to be claiming through or under Tenant, such Person's) leasehold estate, use and possession of the Demised Premises in accordance with the terms of the Lease or any rights of Tenant (and any Person known to Purchaser to be claiming through or under Tenant) under the Lease by reason of the subordination of the Lease to the Mortgage or any modifications of or default under the Mortgage or in any foreclosure action or any other action or proceeding instituted under or in connection with the Mortgage, unless such right would have independently existed if the Mortgage had not been made and (b) neither Tenant nor any person known to Lender to be claiming through or under Tenant shall be named or joined in any foreclosure action or other proceeding to enforce the Mortgage unless such joinder shall be required by law, provided that such joinder shall not result in the termination of the Lease or disturb the possession or use of the Demised Premises by Tenant or any person known to Lender to be claiming through or under Tenant.

5.   Attornment and Recognition.

     (a) If the interests of Landlord under the Lease shall be transferred to a Purchaser, (X) Tenant shall be bound to the Purchaser under all of the then executory terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected by Tenant in accordance with any option therefor in the Lease, with the same force and effect as if the Purchaser were the landlord under the Lease, (y) Purchaser shall recognize the rights of Tenant under the Lease including, without limitation, any self-help rights, any options relating to renewal, expansion, contraction and the right to purchase the Mortgage Property, and any rights of termination specifically set forth in the Lease and (z) the Lease shall continue in full force as a direct lease between Tenant and Purchaser and the respective executory rights and obligations of Tenant and Purchaser (as landlord under the Lease), to the extent of the then remaining balance of the term of the Lease and any such extensions and renewals, shall be and are the same as set forth therein; provided that, except as otherwise provided in Section 5(b) and Section 5(c) below, Purchaser (so long as Purchaser is not an affiliate of Landlord) shall not be:

          (i) liable for any act or omission of or default by Landlord or any prior landlord under the Lease;

          (ii) subject to any credits, claims, setoffs or defenses which Tenant might have against Landlord or any prior landlord as a result of any acts or omissions of Landlord or any prior landlord;

          (iii) subject to clause (vi) below, bound by any fixed rent, basic rent, additional rent or other amounts which Tenant may have paid to Landlord more than thirty days in advance of the month to which such payments relate, and all such prepaid rent and additional rent shall remain due and owing without regard to such prepayment, except for prepayments of additional rent made on account of operating expenses and real estate taxes in accordance with the terms of the Lease;

          (iv) bound by any amendment, modification or cancellation of the Lease or surrender of the Demised Premises made without Lender's or Purchaser's prior written consent, except for (a) any amendment or modification specifically contemplated by the terms of the Lease, including, without limitation, amendments or modifications entered into in connection with Tenant's expansion and contraction rights; and (b) any amendment or modification that is of an administrative nature relating to the ordinary course of operation of the Building that does not purport to be amendments or modifications of the Lease and do not materially adversely affect the rights of Landlord, Lender or Purchaser provided that Tenant and/or Landlord shall have given Lender or Purchaser at least ten business days prior notice thereof;

          (v) responsible for the making of repairs in or to the mortgaged Property in the case of damage or destruction of the Mortgaged Property or any part thereof due to fire or other casualty occurring prior to the date on which Purchaser acquires title to the Mortgaged Property (or the date, if such date shall occur prior to the foregoing date, on which Lender shall elect to become a mortgagee-in-possession) or by reason of a condemnation occurring prior to the date on which Purchaser acquires title to the Mortgaged Property (or the date, if such date shall occur prior to the foregoing date, on which Lender shall elect to become a mortgagee-in-possession) unless Landlord shall be obligated under the Lease to make such repairs in which event Purchaser shall make such repairs but only to the extent that Purchaser shall have received insurance proceeds or cash condemnation awards sufficient (when aggregated with, in the case of damage or destruction, an amount equal to the applicable insurance deductible) to finance such repairs; or

          (vi) obligated to make any payment to Tenant required to be made by Landlord prior to the date on which the interests of Landlord under the Lease are transferred to Purchaser (or the date, if such date shall occur prior to the foregoing date, on which Lender shall elect to become a mortgagee-in-possession) except for (x) the timely return of any security deposit actually received by Purchaser and (y) the credit or refund to Tenant as provided in the Lease of any prepayment of rent or other charges paid by Tenant if such prepayment is actually received by Purchaser.

     (b) Nothing contained in clauses (i) or (ii) of Section 5(a) above shall relieve the Purchaser from any liability for its own failure to perform the obligations of the landlord under the Lease to the extent such obligations accrue during or are otherwise applicable to the period after the date that the Purchaser obtains title to the Mortgaged Property (or the date, if such date shall occur prior to the foregoing date, on which Lender shall elect to become a mortgagee-in-possession). Notwithstanding anything to the contrary contained in this Agreement (other than the next succeeding sentence hereof), the Purchaser (including the Lender if it be the Purchaser) shall be bound by all abatements of, and offsets or credits against, the rent payable under the Lease to which Tenant may be entitled under the terms of the Lease and shall recognize all of the rights of Tenant under the Lease regardless of whether any such abatement, offset, credit or other rights shall have accrued with respect to any period prior to the date that the Purchaser obtains title to the Mortgaged Property or shall elect to become a mortgage-in-possession. Notwithstanding anything to the contrary contained in this Agreement or the Lease, the liability of Lender and Purchaser, respectively, with respect to the Lease shall be further limited to Lender's and Purchaser's respective interests in the Mortgaged Property and Tenant shall not look to any other property or assets of Lender, Purchaser or any of the partners, shareholders, directors, officers or principals, direct or indirect, of Lender or Purchaser in seeking either to enforce Purchaser's (including Lender if it be the Purchaser) obligations under the Lease or to satisfy a judgment (including, without limitation, a judgment for specific performance) for Purchaser's (including Lender's if it be the Purchaser) failure to perform such obligations.

     (c) Tenant hereby attorns to the Purchaser, including Lender if it be the Purchaser, as its landlord, upon the terms and conditions herein set forth, said attornment to be effective and self-operative upon Purchaser's succeeding to the interest of Landlord under the Lease without the execution of any further instruments.

      (d) Notwithstanding anything to the contrary contained herein, in the event of (1) any act, omission, default, misrepresentation, or breach of warranty of any previous landlord (including Landlord), which would result in liability of such previous landlord, or (2) any event or circumstance which subjects a previous landlord to any offset, defense, claim or counterclaim (a "Liability Event") and the event or circumstance which gave rise to such Liability Event continues to exist after actual ownership and possession of the Mortgaged Property (a "Carryover Liability Event") by Purchaser, including Lender if it be the Purchaser (the "Transition Date"), Purchaser shall nonetheless be liable as landlord under the Lease for the obligations accruing with respect to any such Carryover Liability Event after the Transition Date.

6.    Covenants of Tenant.

      (a) Tenant agrees for the benefit of Lender that, so long as the Mortgage remains a lien upon the Mortgaged Property, Tenant will not:

          (i) pay any rent more than 30 days in advance of accrual, except for prepayments of additional rent made on account of operating expenses and real estate taxes in accordance with the terms of the Lease;

          (ii) surrender the Tenant's estate under the Lease, other than by exercise of Tenant's express rights under the Lease;

          (iii) enter into any modification or amendment to the terms of the Lease except for (a) any amendment or modification specifically contemplated by the terms of the Lease, including, without limitation, amendments or modifications entered into in connection with Tenant's expansion and contraction rights; and
                (b) any amendment or modification that is of an administrative nature relating to the ordinary course of operation of the Building that does not purport to be amendments or modifications of the Lease and do not materially adversely affect the rights of Landlord, Lender or Purchaser provided that Tenant and/or Landlord shall have given Lender or Purchaser provided at least ten business days prior notice thereof. In the event that Tenant, without Lender's consent, enters into any modification or amendment of the Lease that is not of a type specified in clause (a) or (b) above, this Agreement will continue to be in full force and effect, except that neither Lender nor Purchaser shall be bound by such amendment or modification; or

          (iv) expressly consent to termination of the Lease by the Landlord thereunder other than a termination by the Landlord pursuant to the express provisions of the Lease.

      (b) If any act or omission of Landlord would give Tenant the right, immediately or after notice or lapse of a period of the time or both, to cancel or terminate the Lease or to claim a partial or total eviction or constructive eviction, Tenant shall give written notice of such act or omission to Lender simultaneously with the giving of any notice thereof to Landlord as required under the Lease and Tenant shall not exercise such right until:

          (i) Tenant has given written notice of such act or omission to Landlord and, concurrently therewith, to Lender; and

          (ii) Landlord shall have failed to cure the same within the time limits set forth in the Lease; and

          (iii) Lender or the Purchaser (if the Purchaser is not Lender) shall have failed to remedy such act or omission within the cure period available to Landlord under the Lease plus 15 days.

7.   Payment to Lender.

     After notice is given to Tenant by Lender that, pursuant to the Mortgage, the rentals under the Lease should be paid to Lender, Tenant shall pay to Lender, or in accordance with the written directions of Lender, all rentals and other monies then due and to become due to Landlord under the Lease, and Landlord hereby expressly authorizes Tenant to make such payments to Lender and hereby fully releases and discharges Tenant of, and from any liability to Landlord on account of any such payments.

8.   Representations and Warranties.

     Tenant represents to Lender that:

     (a) The Lease is full force and effect and has not been modified (except as may be set forth herein).

     (b) No rent has been paid under the Lease more than 30 days in advance of accrual.

     (c)  The address of the Tenant for notices under the Lease is as follows:

          (i)  at ________________________________, Attention: _________________
               _______________; and (ii) WITH COPIES to ________________________
               _______________, Attention: ____________________.

9.   Successors and Assigns.

     This Agreement shall inure to the benefit of and shall be binding upon Tenant, Landlord and Lender and any Purchaser, and their respective heirs, personal representatives, successors and assigns and any modifications or amendments of this Agreement must be in writing and executed by the party or parties hereto intended to be bound thereby.

10.  Severability.

     If any of the terms of this Agreement, or the application thereof to any person or circumstances, shall to any extent to invalid or unenforceable, the remainder of this Agreement, or the application of any such terms to any person or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this agreement shall be valid and enforceable to the fullest extent permitted by law.

11.  Choice of Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to any principles of conflict of laws.

     IN WITNESS WHEREOF, the parties have executed the foregoing agreement as of the day and year first hereinabove written.


                                               LENDER:


                                               _________________________________


                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________


                                               TENANT:


                                               _________________________________


                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________



As to Section 7 only:

LANDLORD:

___________________________

By:
Name:
Title:

                      FIRST AMENDMENT TO AGREEMENT OF LEASE

     This AGREEMENT is made and entered in to as of December 3, 2002 by Annod Corp., not personally but solely as Trustee of The Bayview Trust, a trust organized under the laws of Illinois, as "Landlord," and Hewitt Associates LLC, an Illinois limited liability company as "Tenant."

     WHEREAS, Landlord and Tenant are parties to that certain Agreement of Lease dated June 1, 2002 (the "Lease") for portions of the Premises (as defined in the Lease) commonly known as 100 Bayview Circle, Newport Beach, California.

     WHEREAS, Landlord and Tenant wish to correct and amend certain terms of the Lease as of the date hereof.

     NOW, THEREFORE, for and in consideration of the foregoing recitals, the sum of $10.00 in hand paid, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged Landlord and Tenant agree as follows:

1. Lease Preamble - Base Rent Monthly Installment. The dates contained in the second line of Section 7 of the Lease Preamble is hereby amended to read "Months 13-24" in lieu of "Months 2 - 24."

2. Lease Preamble - Lower Level Storage. The number "4,428" in the first line of Section 8 of the Lease Preamble shall be struck and in its place "1,428" shall be inserted.

3. Lease Preamble - Footnote 1. The word "Rent" in Footnote 1 of the Lease Preamble is hereby deleted and the following shall be inserted in lieu thereof: "Base Rent and Total Monthly Rent (as defined in Section 3(a) of the Lease)".

4.   Lease - Utilities and Services.

     The phrase "four (4)" in Section 8(d)(iv) is hereby deleted and "three (3)" shall be inserted in lieu thereof.

     With respect to Section 8(d)(v) : The second sentence is hereby deleted in its entirety. The word "manned" is hereby deleted in the third sentence. The word "Third" in the last sentence of this Section is hereby amended to read "Fourth". A new final sentence is hereby added to read as follows:
     "Tenant shall be responsible and shall reimburse Landlord for costs relating to maintenance and repair of such exclusive service elevator."

     The following sentence shall be added to the end of Section 8(g): "Tenant shall provide Landlord with at least ten (10) business days notice of its decision to cancel Landlord's janitorial services."

5. Exhibit E - Operating and Capital Expense - Exclusions. In Section (a) the phrase "or Landlord's property manager" is hereby struck.

6. Exhibit F Tenant's Options. Section 5 entitled "Tenant's Right to Expand" shall be modified as follows:

     a. The last sentence of the first paragraph of this Section shall be deleted.
     b. Subsection (b)(ii) is hereby deleted in its entirety and the following shall be inserted in lieu thereof: "Tenant shall pay Total Monthly Rent for the Expansion Space commencing on the date that is three months after the Expansion Space is delivered to Tenant in the condition required herein. The Total Monthly Rent shall be determined based on the 5th and 10th year anniversary timeframe(s) at 95% of FMR as defined above."

     Except as provided herein, all other terms and provisions of the Lease, as amended by this First Amendment, shall remain unmodified and in full force and effect.




Landlord:                               Tenant:
Annod Corp., not personally but         Hewitt Associates LLC,
solely as trustee of                    an Illinois limited as
The Bayview Trust                       liability company




By: ___________________________         By: ___________________________
Name: C. L. Connolly, III               Name: Dale L. Gifford
Its: President                          Its: CEO and Authorized Representative

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